Filed pursuant to Rule 424(b)(5)
Registration No. 333-279349
333-279349-01

Prospectus Supplement

(To Prospectus Dated May 10, 2024)

US$750,000,000

CRH AMERICA FINANCE, INC.

US$750,000,000 5.400% Guaranteed Notes due 2034

Fully and Unconditionally Guaranteed by

CRH PUBLIC LIMITED COMPANY

CRH America Finance, Inc., a Delaware corporation (the “Issuer”), is offering US$750,000,000 aggregate principal amount of 5.400% Guaranteed Notes due 2034 (the “Notes”). The Notes will mature on May 21, 2034. The Issuer will pay interest on the Notes semi-annually in arrears on May 21 and November 21, beginning on November 21, 2024. CRH plc (the “Guarantor”) will give a full, irrevocable and unconditional guarantee of the principal, interest, premium, if any, and any other amounts payable in respect of the Notes (the “Guarantees”).

The Notes will be the Issuer’s direct, unsecured and unsubordinated obligations and will rank equally with all of its existing and future unsubordinated debt. See “Description of the Notes and the Guarantees — General”. The guarantees of the Notes will be direct, unsecured and unsubordinated obligations of the Guarantor and will rank equally with all of its existing and future unsecured and unsubordinated debt. The Guarantees will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing that indebtedness and to the obligations of the Guarantor’s subsidiaries. See “Description of the Notes and the Guarantees — Guarantees”.

We have the option to redeem all or a portion of the Notes at any time at the applicable redemption price described under “Description of the Notes and the Guarantees — Optional Redemption” in this prospectus supplement. We may also redeem the Notes, in whole but not in part, at any time, if certain tax events occur. See “Description of the Notes and the Guarantees — Early Redemption for Tax Reasons”. If the Guarantor undergoes specific kinds of changes in control, we may be required to offer to repurchase the Notes. See “Description of the Notes and the Guarantees — Change of Control Repurchase Event.”

Concurrently with this offering, CRH SMW Finance Designated Activity Company (“SMW Finance”), which is an indirect, wholly owned finance subsidiary of the Guarantor, is offering US$750,000,000 aggregate principal amount of 5.200% Guaranteed Notes due 2029 (the “Concurrent Offering”). The Guarantor will give a full, irrevocable and unconditional guarantee of the principal, interest, premium, if any, and any other amounts payable in respect of the notes being offered in the Concurrent Offering. The closing of this offering and the Concurrent Offering are not conditioned on each other. The Concurrent Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering.

There is currently no public market for the Notes. We intend to apply to list the Notes on The New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We expect trading in the Notes on the NYSE to begin within 30 days after the original issue date of the Notes.

Investing in the Notes involves risks. You should carefully review the risks described under the heading “Risk Factors ” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference herein before you make an investment in the Notes.

	Per Note	Total for the Notes
Public offering price (1)	99.626%	US$	747,195,000
Underwriting discounts	0.325%	US$	2,437,500
Proceeds to us (before expenses)	99.301%	US$	744,757,500

(1)	Plus accrued interest, if any, from May 21, 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Guarantor is incorporated and organized under the laws of Ireland, that some of its officers and directors are residents of Ireland and that all or a substantial portion of its assets and said persons are located outside the United States.

The Notes will be issued in registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the notes to investors in book-entry only form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its direct and indirect participants (including Clearstream Banking, S.A., and Euroclear Bank SA/NV, as operator of the Euroclear system) on or about May 21, 2024.

Joint Book-Running Managers

HSBC	J.P. Morgan	Santander	TD Securities	Wells Fargo Securities

The date of this prospectus supplement is May 14, 2024

IMPORTANT NOTICE ABOUT INFORMATION IN

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the Notes. The accompanying prospectus, dated May 10, 2024, is referred to as the “prospectus” in this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement and the prospectus. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of any other information that others may give you. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted.

The information contained in the prospectus and this prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information, and our business, financial condition, results of operations and prospects may have changed since such date. Such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this prospectus supplement, the accompanying prospectus or the information incorporated by reference therein and by any amendments to the prospectus or subsequently filed prospectus supplements.

To the extent there is a conflict between the information contained in this prospectus supplement or any free writing prospectus we may authorize to be delivered to you and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement or such free writing prospectus, as the case may be. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus supplement, all capitalized terms and acronyms used and not otherwise defined herein have the meanings provided in the prospectus. In this prospectus supplement, the prospectus and any document incorporated by reference, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in U.S. dollars or “$”. “U.S. dollars” or “US$” means the lawful currency of the United States. Unless otherwise indicated, all financial information included in this prospectus supplement, the prospectus and any document incorporated by reference is determined using U.S. GAAP. “U.S. GAAP” means the generally accepted accounting principles in the United States.

Unless otherwise specified or the context otherwise requires, all references in this prospectus supplement to the terms “we,” “our” and “us” refer to the Issuer and the Guarantor. The Guarantor and its consolidated subsidiaries taken together are referred to as “CRH” or the “Group”.

Prospectus Supplement

Prospectus

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In order to utilize the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, we are providing the following cautionary statement.

Forward-looking statements are typically identified by words such as “aim”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this prospectus supplement.

In particular, the following, among other statements, are all forward-looking in nature: plans and expectations regarding customer demand, pricing, costs, underlying drivers for growth in infrastructure, residential and non-residential activity, and macroeconomic and other trends in CRH’s markets, including onshoring, regulatory trends, and investment in technology, clean energy and manufacturing; plans and expectations regarding government funding initiatives and priorities, including the timing and amount of government funding and its effects on CRH’s business; plans and expectations regarding CRH’s strategy, expansionary capital expenditures, competitive advantages, growth opportunities, innovation, research and development and acquisitions and divestments, including the timing for completion, tax and accounting effects and expected commercial benefits; plans and expectations regarding the outcome of pending legal proceedings and provisions for environmental and remediation costs; plans and expectations regarding the timing and amount of share buybacks and dividends, including the board of directors’ policy of consistent long-term dividend growth; expectations regarding taxation of U.S. holders of our shares, including applicability of Irish Dividend Withholding Tax (DWT) and Irish stamp duty; expectations regarding the Group’s income tax reserves and returns; plans and expectations regarding equity incentive plans and pension plans; plans and expectations regarding CRH’s balance sheet, capital allocation, financial capacity, accounting policies, cash flows and working capital; expectations regarding CRH’s ability to fund its long-term contractual obligations, maturing debt obligations, capital expenditures and other liquidity requirements; plans and expectations regarding the expected benefits of CRH’s primary listing on the NYSE; plans and expectations regarding the effect of existing and future laws, rules and regulations on CRH’s business; plans and expectations regarding human capital initiatives, workplace safety, sustainability and climate change, CRH’s decarbonization targets, sustainability-related initiatives and business opportunities, including investments, and the delivery of and consumer demand for sustainable solutions and products; and plans and expectations regarding the potential impact and evolving nature of risks and CRH’s management of such risks.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect the Group’s current expectations and assumptions as to such future events and circumstances that may not prove accurate.

A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control, and which include, among other factors: economic and financial conditions, including changes in interest rates, inflation, price volatility and/or labor and materials shortages; demand for infrastructure, residential and non-residential construction and our products in geographic markets in which we operate; increased competition and its impact on prices and market position; increases in energy, labor and/or other raw materials costs; adverse changes to laws and regulations, including in relation to climate change; the impact of unfavorable weather; investor and/or consumer sentiment regarding the importance of sustainable practices and products; availability of public sector funding for infrastructure programs; political uncertainty, including as a result of political and social conditions in the jurisdictions the Group operates in, or adverse political developments, including the ongoing geopolitical conflicts in Ukraine and the Middle East; failure to complete or successfully integrate acquisitions or make

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timely divestments; and cyber-attacks and exposure of associates, contractors, customers, suppliers and other individuals to health and safety risks, including due to product failures. Additional factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those expressed by the forward-looking statements in this prospectus supplement include, but are not limited to, the risks and uncertainties described elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein or therein, including under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under “Risk Factors” in the Guarantor’s Annual Report on Form 10-K (as defined herein).

You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this prospectus supplement. We expressly disclaim any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

The Guarantor is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Such reports and other information are available on the Guarantor’s website at www.crh.com, and prospective investors may read and download the documents that the Guarantor has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. The information contained on or accessible from our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

We have filed with the SEC a registration statement on Form S-3 relating to certain securities, including the Notes offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You may review a copy of the Registration Statement through the SEC’s website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring to those documents and later information that we file with the SEC. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents:

•

Annual Report of the Guarantor on Form 10-K for the fiscal year ended December 31, 2023, filed on February  29, 2024, as amended by Amendment No. 1 to the Annual Report of the Guarantor on Form 10-K/A for the year ended December 31, 2023 (together, the “Annual Report on Form 10-K”);

•	Quarterly Report of the Guarantor on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 10, 2024;

•

Current Reports of the Guarantor on Form 8-K (but not portions of those reports which were furnished pursuant to Item 2.02 or Item 7.01 and not deemed to be filed) dated February  12, 2024 and April 23, 2024; and

•

Future filings with the SEC under Section 13(a), Section 13(c), Section 14, or Section 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of

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securities by means of this prospectus supplement, provided, however, that no portion of any documents or information that is deemed to be furnished and not filed with the SEC shall be incorporated by reference herein, and unless specifically stated to the contrary, no information disclosed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that may be furnished to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained therein or herein or in a document incorporated or deemed to be incorporated by reference therein or herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein or herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the Notes. You should read and base your investment decision on this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and in particular the section entitled “Risk Factors” of this prospectus supplement and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully.

Our Business

The Guarantor’s ordinary shares are admitted to trading on the New York Stock Exchange (“NYSE”) and the London Stock Exchange (“LSE”) under the symbol “CRH”. The Guarantor is incorporated in Ireland and has its principal executive offices at Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland, Tel. No.: + 353 1 404 1000.

Overview

CRH is a leading provider of building materials solutions that build, connect and improve our world. Since formation in 1970, CRH has evolved from being a supplier of base materials to providing end-to-end value-added solutions that solve complex construction challenges for customers. CRH works closely with the customer across the entire project lifecycle from planning, design, manufacture, installation and maintenance through to end-of-life recycling, using engineering and innovation expertise to provide superior materials, products and services.

CRH integrates essential materials (aggregates and cement), value-added building products as well as construction services, to provide customers with complete end-to-end solutions. CRH’s capabilities, innovation and technical expertise enable it to be a valuable partner for transportation and critical utility infrastructure projects, complex non-residential construction and outdoor living solutions.

CRH’s business addresses the needs of customers across infrastructure, non-residential and residential construction markets. CRH’s revenue comes from infrastructure (such as highways, streets, roads, bridges, and critical utility infrastructure), non-residential construction (including construction and maintenance of manufacturing, datacenter and distribution facilities) and from residential construction. 55% of 2023 revenues came from sales to new-build construction, while 45% of revenues came from repair and remodel activity.

Operating in 28 countries as of the date hereof, CRH has market leadership positions in North America and Europe. The United States is expected to be a key driver of future growth for CRH due to continued economic expansion, a growing population and significant public investment in construction. CRH’s European business, which benefits from strong economic and construction growth prospects across Central and Eastern Europe as well as recurring repair and remodel demand in Western Europe, is an important strategic part of CRH, which intends to continue to expand its operations across the region. In both geographies CRH believes there is significant government support for infrastructure and increasing demand for integrated solutions in major infrastructure and commercial projects.

CRH has a proven track record in value creation through acquisition which over the last decade has accounted for approximately two-thirds of the Group’s growth. CRH achieves this by acquiring businesses at attractive valuations and creating value by integrating them with existing operations and generating synergies.

The Group takes an active approach to portfolio management and continuously reviews the competitive landscape for attractive investment and divestiture opportunities to deliver further growth and value creation for shareholders. In 2023, CRH completed 22 acquisitions for a total consideration of $0.7 billion compared with $3.3 billion in 2022. The largest acquisition in 2023 was in the Americas Building Solutions segment, where CRH completed the acquisition of Hydro International, a leading provider of stormwater and wastewater solutions in North America and Europe.

In 2023, CRH transitioned its primary stock exchange listing from the LSE to the NYSE. CRH currently maintains a listing on the NYSE and a standard listing on the LSE for its ordinary shares, each listing represented by the ticker symbol “CRH”. CRH believes that its NYSE listing will bring increased commercial, operational and acquisition opportunities for the Group, further accelerating its integrated solutions strategy.

Additional information about the Group’s business and results of operations is available in the Annual Report on Form 10-K and other filings with the SEC incorporated by reference herein.

Customer Solutions

CRH’s differentiated strategy integrates building materials, products and services by providing them to customers as complete solutions that solve key challenges across the built environment.

Essential Materials

Essential Materials, consisting of aggregates and cement, are the foundation of CRH’s solutions strategy. CRH’s vertically integrated businesses manufacture and supply these materials for use extensively in a wide range of construction applications, ranging from major road and infrastructure projects to the development and refurbishment of commercial buildings, private residences, public spaces and communities. Customers typically range from national, regional and local governments to contractors and other construction product and service providers.

Road Solutions

CRH is a leading provider of solutions for sustainable road construction in North America and Europe. With capabilities in manufacturing, installation, maintenance and circularity, it delivers a range of innovative solutions for customers to better connect communities, from major public highway infrastructure projects to residential roads, airports and parking lots. Fully integrated with the Essential Materials businesses, CRH has developed the Road Solutions offering to provide customers with quality, flexibility, speed, expertise and convenience through its deep market knowledge and highly capable team of professionals.

Building and Infrastructure Solutions

CRH’s Building & Infrastructure Solutions connect, protect and transport critical water, energy and telecommunications infrastructure to help solve complex construction challenges. CRH integrates design, materials, products and engineering to enable the transition to a more sustainable and resilient built environment with a particular focus on the below-ground built environment.

Outdoor Living Solutions

CRH’s Outdoor Living Solutions integrate specialized materials, products and design features to enhance the quality of private and public spaces. CRH helps customers in residential and commercial markets create unique outdoor settings by providing solutions for repair, remodel and new construction projects. The business is closely connected to customers through a broad geographic network as well as a comprehensive suite of products and services spanning hardscapes, masonry, fencing, railing, packaged lawn and garden products, pool finishes and composite decking.

Business Segment Information

In the year ended December 31, 2023, CRH was organized through four segments across two divisions.

Americas Division

CRH’s Americas Division comprises two segments: Americas Materials Solutions and Americas Building Solutions. The North American market’s positive fundamentals, including strong population growth and significant public investment in construction, is driving demand for CRH’s materials, products and services. Over several decades, CRH has established leadership positions across the United States and Canada.

Americas Materials Solutions: Americas Materials Solutions provides building materials for the construction and maintenance of public infrastructure and commercial and residential buildings in North America. The primary materials produced by this segment include aggregates, cement, readymixed concrete and asphalt. This segment also provides paving and construction services for customers. The Americas Materials Solutions segment leverages CRH’s strong market knowledge, deep industry expertise and extensive array of essential materials to implement CRH’s differentiated strategy, offering value-added, end-to-end solutions which combine different types of materials, products and services to satisfy multiple customer needs. In turn, this enables CRH to provide a value-enhancing, one-stop-shop experience, saving time and reducing logistical complexity for customers. Through this approach CRH aims to reduce lead times and complexity, deepening relationships, driving repeat business and increasing the share of customer wallet spent on CRH products and services. Vertical integration is a defining characteristic within this segment, enabling us to optimize production throughout the value chain and to capture greater value. In order to support its operations, CRH has established a network of long-term reserves at quarry locations, predominantly adjacent to urban areas where demand for its materials and products is strongest.

Americas Building Solutions: Americas Building Solutions manufactures, supplies and delivers high quality, value-added, innovative solutions for the built environment in communities across North America. Solutions in this segment are highly specified, designed and engineered, thereby adding value for the customer. This segment offers solutions serving complex critical utility infrastructure (such as water, energy, transportation and telecommunications projects) and outdoor living solutions for enhancing private and public spaces. This segment analyzes market trends, including increasing urbanization, demand for more sustainable construction and evolving customer preferences to devise high quality, effective building product solutions. CRH’s ability to provide end-to-end solutions which are tailored to the specific requirements of individual customer projects helps to drive competitive advantage and deliver sustainable growth in this segment.

Europe Division

CRH’s Europe Division comprises two segments: Europe Materials Solutions and Europe Building Solutions. In Eastern Europe, CRH anticipates high growth potential through strong infrastructure activity underpinned by European Union funding mechanisms. In Western Europe, CRH’s businesses operate in markets which are more stable and developed with resilient demand for repair and remodel activity. In both regions, CRH is experiencing increasing demand for its integrated end-to-end solutions offering. In 2023, the Division employed approximately 32,100 people at 1,441 locations across 28 countries.

Europe Materials Solutions: Europe Materials Solutions provides building materials for the construction of public infrastructure and commercial and residential buildings across Europe. The primary materials produced in this segment include aggregates, cement, readymixed concrete, asphalt and concrete products. The segment has extensively integrated its operations, enabling it to provide essential materials, value-added products and services and complete solutions to customers. CRH has established itself as a market leader through this integrated approach, particularly in European regions, where CRH’s cement, readymixed concrete and aggregates operations have been integrated with its precast and concrete products businesses, enabling strong value creation through commercial excellence and performance improvement initiatives.

Europe Building Solutions: Europe Building Solutions combines materials, products and services to produce a wide range of architectural and infrastructural solutions for use in the building and renovation of critical utility infrastructure, commercial and residential buildings and outdoor living spaces. This business serves the growing demand across the construction value chain for innovative and value-added products and services. This business integrates design, engineering, materials and products to enable the transition to a more sustainable and resilient built environment.

CRH America Finance, Inc.

The Issuer is an indirect wholly owned financing subsidiary of the Guarantor and was incorporated as a corporation under the laws of the State of Delaware on April 19, 2016. The Issuer is a financing vehicle for the Guarantor’s U.S. operating companies and has no independent operations, other than holding cash and U.S. government securities from time to time. The Issuer’s sole shareholder is Americas Products & Distribution, Inc. The rights of Americas Products & Distribution, Inc. as the Issuer’s shareholder are contained in the Issuer’s articles of association. The Issuer will be managed in accordance with those articles and the provisions of the Delaware General Corporation Law.

The Issuer’s principal executive offices are located at 900 Ashwood Parkway, Suite 600, Atlanta, Georgia 30338, Tel. No.: + 1 770 804 3363.

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the Notes and the Guarantees” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes. For purposes of this “The Offering” section, “we”, “our” and “us” refer only to CRH America Finance, Inc.

Issuer	CRH America Finance, Inc.

Guarantor	CRH plc.

Securities Offered	US$750,000,000 aggregate principal amount of 5.400% Guaranteed Notes due 2034 (the “Notes”).

Guarantee	Full, irrevocable and unconditional guarantees of the principal, interest, premium, if any, and any other amounts payable in respect of the Notes are given by CRH plc.

Issue Date	May 21, 2024.

Maturity Date	May 21, 2034.

Interest	The Notes will bear interest at a rate of 5.400% per annum, payable semi-annually on May 21 and November 21 of each year, beginning on November 21, 2024.

Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the Notes will accrue from the Issue Date.

Ranking	The Notes and the Guarantees are not secured by any of our or CRH plc’s property or assets and will rank equally with all of our and CRH plc’s other present and future unsubordinated indebtedness. The Guarantees will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing that indebtedness and to the obligations of the Guarantor’s subsidiaries.

Further Issues	We may from time to time without the consent of the holders of Notes create and issue further notes having the same terms and conditions as the Notes so that the further issue is consolidated and forms a single series with the Notes, provided that such additional notes will be fungible with the Notes for U.S. federal income tax purposes.

Optional Redemption	At any time prior to February 21, 2034 with respect to the Notes (the date that is three months prior to the maturity date of the Notes) (the “Par Call Date”), we may redeem the Notes in whole or in part from time to time at the applicable make-whole premium redemption price described under “Description of the Notes and the Guarantees — Optional Redemption.”

On or after the Par Call Date, the Notes may be redeemed at the Issuer’s option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Sinking Fund	The Notes will not be entitled to the benefit of a sinking fund.

Additional Amounts	All payments by CRH plc under the guarantee will be made free and clear of any withholding for taxes or any other governmental charge, unless such withholding is required by the laws of any jurisdiction where CRH plc is incorporated or tax resident. In the event that CRH plc is required to withhold such taxes, CRH plc will be required subject to certain exceptions, to pay you an additional amount so that the net amount you receive is the amount specified in the Note to which you are entitled. No additional amounts will be payable in respect of any withholding for taxes or governmental charges imposed by the United States government or any political subdivision of the United States government. Please see “Description of the Notes and the Guarantees — Payment of Additional Amounts” in this prospectus supplement.

Tax Redemption

In the event of various tax law changes that would require CRH plc to pay additional amounts or withhold taxes from payments to us in respect of the Notes or in certain other circumstances as described in the attached prospectus under “Description of the Debt Securities and Guarantees We May Offer — Payment of Additional Amounts”, we or CRH plc may call all, but not less than all, of the Notes for redemption at the principal amount of the Notes to be redeemed, together with accrued and unpaid interest to (but excluding) the date of the redemption. We discuss this right to redeem the Notes in greater detail in the attached prospectus under “Description of the Debt Securities and Guarantees We May Offer — Special Situations — Optional Tax Redemption”.

Risk Factors	Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of factors that you should refer to and carefully consider before deciding to invest in these Notes.

Use of Proceeds	We estimate that the net proceeds from the offering of the Notes, after deducting underwriting discounts and commissions and the estimated expenses of the offering, will be approximately US$743,346,800. We intend to use the net proceeds from this offering and from the Concurrent Offering for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Form and Denomination	We will issue the Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of DTC. We will not issue certificated Notes except in the limited circumstances that we explain in this prospectus supplement.

Concurrent Offering	Concurrently with this offering, SMW Finance is offering by means of a separate prospectus supplement the Concurrent Notes for aggregate proceeds of approximately US$746,561,800, after deducting the underwriting discounts and estimated offering expenses. The concurrent notes will be fully and unconditionally guaranteed by CRH plc on a senior unsecured basis. The closing of this offering and the Concurrent Offering are not conditioned on each other.

Trustee	The Bank of New York Mellon.

Governing Law	The Notes, the guarantees and the Indenture (as defined herein) will be governed by the laws of the State of New York.

Change of Control Repurchase Event

If a change of control repurchase event occurs, unless we or CRH plc have exercised our right to redeem the Notes in full as described above, we will make an offer to each holder of Notes to repurchase all or, at the holders’ option, any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. See “Description of the Notes and the Guarantees — Change of Control Repurchase Event” in this prospectus supplement.

Certain Covenants	The Indenture governing the Notes contains certain restrictions, including restrictions on our and CRH plc’s ability to: (i) create or permit to exist any lien (other than permitted liens) on any of our and its property or assets, (ii) consolidate or merge with another entity and (iii) enter into certain sale and leaseback transactions. These restrictions are subject to a number of exceptions. For more information, see “Description of the Notes and the Guarantees — Certain Covenants” in this prospectus supplement.

Listing; No Public Market for the Notes	The Notes constitute a new issue of securities with no established trading market. We intend to apply for a listing of the Notes on NYSE. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market-making activities with respect to the Notes at any time without notice.

CUSIP/ISIN	12636Y AE2 / US12636YAE23

RISK FACTORS

Investing in securities offered using this prospectus supplement involves risk. You should consider carefully the risks described below incorporated by reference into this prospectus supplement and the accompanying prospectus, in addition to the other information set out elsewhere in this prospectus supplement and the accompanying prospectus, and reach your own views prior to making any investment decision with respect to the Notes. In particular, prospective investors should evaluate the specific factors under “Risk Factors” beginning on page 2 of the accompanying prospectus, as well as those discussed under the heading “Risk Factors” in the Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, for risks involved with an investment in the Notes. If any of the following risks actually occurs, CRH’s business, financial condition and results of operations would likely suffer. In this case, the trading price and liquidity of the Notes could decline, and you may lose all or part of your investment.

Risks Relating to CRH’s Business

You should read “Risk Factors” in the Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement, and similar sections in subsequent filings incorporated by reference in this prospectus supplement, for information on risks relating to our business.

Risks Relating to the Notes

The Issuer is a finance subsidiary that has no revenue-generating operations of its own and depends on cash received from other members of the Group to be able to make payments on the debt securities.

The Issuer is a finance subsidiary of the Guarantor with limited assets and limited ability to generate revenues. The ability of the Issuer to make any payments on the debt securities will depend on the earnings, business and tax considerations of the members of the Group to which it has lent, directly or indirectly, the proceeds of the offering of the Notes and the legal and contractual restrictions on payments of dividends or other distributions by the Issuer’s subsidiaries. If the Issuer is not able to make payments on the debt securities, holders of the debt securities would have to rely on claims for payment under the guarantees, which are subject to certain risks and limitations. We cannot assure you that the Issuer will receive sufficient repayments, transfers or loans from other members of the Group to service scheduled payments of interest, principal or other amounts due under the debt securities. Any of the situations described above could adversely affect the ability of the Issuer to service its respective obligations in respect of the debt securities.

Since the Guarantor is a holding company and currently conducts its operations through subsidiaries, your right to receive payments under the guarantee is subordinated to the other liabilities of the Guarantor’s subsidiaries.

The Guarantor is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. The Guarantor’s principal source of income is the dividends and distributions received from its subsidiaries. The Guarantor has given letters of guarantee to secure obligations of subsidiary undertakings amounting to $12.4 billion in respect of loans and borrowings, bank advances and derivative obligations and $0.4 billion in respect of letters of credit, as of March 31, 2024. The Guarantor’s ability to meet its financial obligations is dependent upon the availability of cash flows from subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. The subsidiaries of the Guarantor are not guarantors on the debt securities that the Issuer is offering. Moreover, these subsidiaries and affiliated companies are not required and may not be able to pay dividends to the Guarantor. Claims of the creditors of the Guarantor’s subsidiaries have priority as to the assets of such subsidiaries over the claims of creditors of the Issuer or the Guarantor. Consequently, holders of the Issuer’s notes that are guaranteed by the Guarantor are structurally subordinated, in the event of the Issuer’s or the Guarantor’s insolvency, to the prior claims of the creditors of the Guarantor’s subsidiaries. As of March 31, 2024, subsidiaries of the Guarantor (other than the Issuer) have $8.4 billion of debt outstanding.

In addition, some of the Guarantor’s subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, these laws may prohibit dividend payments when net assets would fall below subscribed share capital, when the subsidiary lacks available profits or when the subsidiary fails to meet certain capital and reserve requirements. These profits consist of accumulated, realized profits, which have not been previously utilized, less accumulated, realized losses, which have not been previously written off. Other statutory and general law obligations also affect the ability of directors of the Guarantor’s subsidiaries to declare dividends.

Since the Notes are unsecured, your right to receive payments may be adversely affected.

The Notes will be unsecured. The debt securities are not subordinated to any of the Issuer’s other debt obligations and therefore they will rank equally with all the Issuer’s other unsecured and unsubordinated indebtedness. As of March 31, 2024, neither the Guarantor nor the Issuer had any secured indebtedness outstanding. If the Issuer defaults on the Notes or the Guarantor defaults on its Guarantees, or after bankruptcy, examinership, liquidation or reorganization, then, to the extent that we have granted security over our assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before we can make payment on the Notes or the Guarantees. There may only be limited assets available to make payments on the Notes or the Guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

There are limited covenants in the Indenture, and the Issuer and the Guarantor could incur significantly more debt in the future.

In addition, the Issuer and the Guarantor may each incur substantial additional indebtedness in the future, some of which may be secured by assets of the Issuer, the Guarantor and/or their respective subsidiaries. The terms of the debt securities and the indenture they are governed by, which are described below under the heading “Description of the Notes and the Guarantees,” will not limit the amount of indebtedness that we may incur. The Issuer may also issue series of debt securities under the Indenture that provide holders with rights superior to the rights of the holders of the Notes.

Any incurrence of additional indebtedness by the Guarantor, the Issuer and/or their respective subsidiaries could also affect our future operations because of the potentially significant cash requirements to service that debt, which could limit funds available for operations and future business opportunities and increase our vulnerability to adverse general economic and industry conditions.

Credit ratings may not reflect all risks of an investment in the Notes, and a ratings decline could adversely affect the value of the Notes.

The credit ratings of the Notes may not reflect the potential impact of all risks related to structure and other factors on the value of the debt securities. Agency ratings are not a recommendation to buy, sell or hold any security, and may be suspended or withdrawn at any time by the issuing organization. In addition, actual or anticipated changes in the credit ratings may generally be expected to affect the market value of the Notes. Purchasers of the Notes rely on the creditworthiness of the Issuer and the Guarantor and no other person. Investment in the Notes involves the risk that subsequent changes in actual or perceived creditworthiness of the Issuer or the Guarantor may adversely affect the market value of the securities.

If the Guarantor is unable to pay its debts, an examiner could be appointed under Irish law to oversee the Guarantor’s operations.

If the Guarantor is unable, or likely to be unable, to pay its debts, an examiner could be appointed to oversee the operations of the Guarantor to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. An examiner may be appointed even if the Guarantor is not insolvent. If an examiner is appointed to the Guarantor, a protection period, generally not exceeding 100 days, would be imposed so that the examiner can formulate and implement proposals for a compromise or scheme or arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, the Guarantor would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner.

Claims of preferred creditors under Irish law will rank in priority to claims of the holders of the Notes.

The Guarantor has its registered office in Ireland and consequently it is likely that any insolvency proceeding applicable to it would be governed by Irish law. In an insolvency of an Irish company, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to claims of unsecured creditors. If the Guarantor became subject to an insolvency proceeding and the Guarantor had obligations to creditors that are treated under Irish law as creditors that are senior relative to the noteholders, the noteholders may suffer losses as a result of their non-preferred status during such insolvency proceeding.

Since the Guarantor is an Irish company and a substantial portion of its assets and/or key personnel are located outside the United States, you may not be able to enforce any U.S. judgment for claims you may bring against the Issuer the Guarantor and/or key personnel both in and outside the United States.

The Guarantor is organized under the laws of Ireland and a substantial portion of its assets are located outside the United States. In addition, many of the members of its board of directors and officers are residents of countries other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon the Guarantor or these persons or to enforce against the Guarantor or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. There are doubts as to the enforceability in Ireland, in original U.S. court actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities whether solely based on U.S. federal securities laws or otherwise. Therefore you may have difficulty enforcing any U.S. judgment against the Guarantor or its non-U.S. resident directors and officers both in and outside the United States.

The securities may lack a developed trading market and such a market may never develop.

The Notes constitute a new issue of securities with no established trading market. Although we intend to list the Notes for trading on the NYSE, no assurance can be given that an active trading market for the Notes will develop or be maintained.

There can also be no assurance regarding the ability of holders of the Notes to sell their Notes or the price at which such holders would be able to sell their Notes. If a trading market were to develop, the Notes may trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, CRH’s financial results, any decline in CRH’s creditworthiness and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the securities may make a market in the securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time.

The debt securities may be subject to redemption by the Issuer prior to maturity.

The Issuer may redeem the Notes at any time in whole, or from time to time in part, at the applicable redemption price specified in this prospectus supplement under “Description of the Notes and the Guarantees —Optional Redemption.”

The Issuer may be expected to redeem debt securities when its cost of borrowing is lower than the interest rate on the debt securities. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the debt securities being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time. This redemption right may also adversely affect holders’ ability to sell their notes.

The definition of a change of control that would require the Issuer to repurchase the notes is limited, and the market price of the Notes may decline if CRH enters into a transaction that does not qualify as a change of control repurchase event under the Notes.

The term “Change of Control Repurchase Event” as used with respect to the Notes is of limited scope and does not include every event that might cause the market price of the notes to decline. In particular, we are required to repurchase the notes upon a change of control only if the ratings on the notes are reduced below investment grade, and we could effect a transaction on a highly leveraged basis that would not be considered a change of control under the terms of the notes. See “Description of the Notes and the Guarantees — Change of Control Repurchase Event”. Accordingly, the obligation to repurchase the notes is limited and may not preserve the market price of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

If a “Change of Control Repurchase Event” (as defined in “Description of the Notes and the Guarantees — Change of Control Repurchase Event”) occurs, we will be required to offer to repurchase the Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase unless the Notes have been previously redeemed or called for redemption. If a “Change of Control Repurchase Event” occurs, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the Notes or that the terms of other indebtedness will not preclude us from doing so. Our failure to repurchase the Notes as required under the Indenture would result in a default under the Indenture, which could result in other defaults under our and the Guarantor’s subsidiaries’ various debt agreements and other arrangements and have material adverse consequences for us and the holders of the Notes. For more information, see “Description of the Notes and the Guarantees — Change of Control Repurchase Event.”

CONSOLIDATED CAPITALIZATION

The following table summarizes our cash and cash equivalents and consolidated capitalization of the Guarantor as of March 31, 2024 on:

•	an actual basis; and

•

an as adjusted basis to give effect to the issuance and sale of the Notes and the Concurrent Notes described in this prospectus supplement and the use of proceeds therefrom as described in “Use of Proceeds” in this prospectus supplement.

This table should be read together with the Group’s consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Guarantor’s Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2024 and its other reports filed with the SEC that are incorporated by reference herein.

	As of March 31, 2024
	Actual	As Adjusted
	(millions of dollars)
Cash and cash equivalents	$3,308	$4,798

Long-term debt:
Long-term debt (excluding current portion)	9,680	9,680
Notes offered hereby (US$750,000,000)	—	750
Concurrent Notes (US$750,000,000)	—	750
Total long-term debt	9,680	11,180
Shareholders’ equity:
Preference shares	1	1
Common shares	294	294
Additional paid-in capital	337	337
Treasury Stock	(2,166)	(2,166)
Retained earnings	22,346	22,346
Accumulated other comprehensive income	(797)	(797)
Non-controlling interests	401	401

Total equity	20,416	20,416

Total capitalization	$30,096	$31,596

USE OF PROCEEDS

We estimate that the net proceeds from this offering of the Notes, after deducting underwriting discounts and commissions and the estimated expenses of this offering, will be approximately US$743,346,800.

We estimate that the net proceeds from the Concurrent Offering of the Concurrent Notes, after deducting underwriting discounts and commissions and the estimated expenses of this offering, will be approximately US$746,561,800.

We intend to use the net proceeds from this offering and from the Concurrent Offering for general corporate purposes. The Group may invest funds that it does not immediately require in deposit accounts, money market funds, short-term marketable debt securities, and U.S. government sponsored enterprise obligations and corporate obligations.

DESCRIPTION OF THE NOTES AND THE GUARANTEES

The following description of the terms of the Notes and the Guarantees supplements, and to the extent inconsistent therewith supersedes, the description of the general terms and provisions of debt securities and guarantee under the heading “Description of the Debt Securities and Guarantees We May Offer” in the attached prospectus and should be read in conjunction with that description.

The Notes will be issued under an indenture (as amended and supplemented from time to time, the “Indenture”), to be entered into among the Issuer, the Guarantor and The Bank of New York Mellon, as Trustee. The Trustee will initially serve as paying agent for the Notes. The following summary of certain provisions of the Indenture, the Notes and the Guarantees does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Indenture.

In this section, the terms “we”, “our” and “us” refers only to the Issuer. Capitalized terms used but not defined in this section shall have the meanings given to them in the Indenture. The Trustee under the Indenture is referred to in this section as the “Trustee”, which term shall include, unless the context otherwise requires, its successors and assigns.

General

The Notes will be issued in an initial aggregate principal amount of US$750,000,000 and will mature on May 21, 2034.

The Notes will be unsecured and unsubordinated indebtedness of the Issuer and will rank equally with all of our other present and future unsecured and unsubordinated indebtedness.

The Guarantor will unconditionally and irrevocably guarantee on an unsubordinated basis the due and punctual payment of the principal, interest, premium, if any, and any other additional amounts payable in respect of the Notes and the Indenture, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The Guarantees will be unsecured, unsubordinated obligations of the Guarantor and will rank equally with all other present and future unsubordinated indebtedness of the Guarantor. Because the Guarantor is a holding company, the Notes will effectively be subordinated to the indebtedness of its subsidiaries (except for the Issuer) and to any secured debt of the Guarantor.

The Notes and the Guarantees are governed by New York law.

Book-entry interest in the Notes will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. Global notes will be registered in the name of a nominee of DTC, New York, New York.

Principal and Interest

The Notes will be issued as a series of debt securities under the Indenture in an aggregate principal amount of US$750 million. The Notes will mature on May 21, 2034 and will bear interest at a rate of 5.400% per annum, payable semi-annually in arrears on May 21 and November 21 of each year, commencing November 21, 2024. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months and will be paid to the persons shown on the register kept by The Bank of New York Mellon, at the close of business on May 6 and November 6 of each year.

Interest payments for the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be. If any Interest Payment Date or the applicable maturity, redemption or repayment date of the Notes falls on a day that is not a Business

Day, the related payment of principal of, premium, if any, or interest thereon will be postponed to the next succeeding Business Day, and no interest shall accrue during the period from and after such Interest Payment Date or applicable maturity, redemption or repayment date.

Guarantee

The Guarantor will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including any additional amounts which may be payable by an Issuer in respect of its debt securities, as described under “—Payment of Additional Amounts”. The Guarantor guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

Ranking

The Notes and the guarantee thereof will rank equally in right of payment with all existing and future unsubordinated indebtedness of the Issuer and Guarantor, respectively.

The Notes will be effectively subordinated to existing and future secured indebtedness and other secured obligations of the Issuer and the Guarantor to the extent of the value of the assets securing such indebtedness and other obligations. The Guarantees will be effectively subordinated to any secured indebtedness or other obligations of the Guarantor to the extent of the value of the assets securing that indebtedness or other obligations. As of March 31, 2024, the principal amount of outstanding indebtedness of the Group was $12.7 billion, none of which was secured, and the Group had $3.8 billion of undrawn lines of credit available under its credit and term loan facilities.

The Guarantees will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each subsidiary of the Guarantor (other than the Issuer). As of March 31, 2024, the long-term debt (excluding current portion, as well as guarantees and intercompany obligations between the Guarantor and its subsidiaries other than the Issuer) of the Guarantor’s subsidiaries other than the Issuer totaled $8.4 million (which excludes the Concurrent Notes to be issued in the Concurrent Offering, which will be fully and unconditionally guaranteed on a senior basis by the Guarantor).

There are no terms of the Indenture that limit the ability of the Guarantor or its subsidiaries, partnerships or joint ventures to issue preferred stock or incur additional indebtedness, including indebtedness that ranks, either structurally or by contract, senior to the Notes.

Additional Notes

We may issue as many distinct series of Notes under the Indenture as we wish. We may also, from time to time, without your consent create and issue additional notes (the “Additional Notes”) having the same terms and conditions (other than the issue date, issue price, first interest accrual date and in certain cases, the first interest payment date) as the Notes so that the further issue is consolidated and forms a single series with the Notes, provided that such Additional Notes will be fungible with the Notes for U.S. federal income tax purposes.

Optional Redemption

Prior to the Par Call Date, the Issuer may redeem all or part of the Notes at its option in whole at any time or in part from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed and

(2) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis

(assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to (but excluding) the date of redemption plus, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to (but excluding) the date of redemption.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

In connection with such optional redemption the following defined terms apply:

•	“Par Call Date” means February 21, 2034 (the date that is three months prior to the maturity date of the Notes).

•	“Treasury Rate” means with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Once notice of redemption is sent, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, subject to any conditions precedent specified in such notice.

Notice of any redemption of notes may, at our discretion, be given subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. On or before any redemption date, the Issuer or the Guarantor shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. Neither the Trustee nor the paying agent shall be responsible for calculating the redemption price.

In the case of a partial redemption, selection of the notes for redemption will be made by lot, in the case where the Notes are held in global form, in accordance with the applicable procedures of the Depositary. No notes of a principal amount of $200,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the relevant Notes are held by DTC (or another depositary), DTC (or such other depositary) will determine the allocation of the redemption price among beneficial owners of such Notes in accordance with DTC’s (or such other depositary’s) applicable procedures.

Unless the Issuer defaults in payment of the redemption price and accrued interest, on and after any redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption.

Certain Covenants

The Notes are subject to certain restrictive covenants described herein.

Limitation on Liens

So long as any Notes are Outstanding, neither the Issuer nor the Guarantor shall create or permit to subsist any Lien on the whole or any part of any of our or the Guarantor’s respective property to secure any present or future indebtedness for borrowed money, without effectively providing that such Notes (together with, if the Guarantor so determines, any other indebtedness or obligation of the Guarantor then existing or thereafter created that is not subordinate to the Notes) shall be secured equally and ratably with (or, at the option of the Guarantor, prior to) such indebtedness for borrowed money, for so long as such indebtedness for borrowed money shall be so secured, provided that the foregoing restrictions on Liens shall not, however, apply to:

•	any Lien subsisting on or prior to the date of original issue of the Notes;

•

any Lien securing indebtedness for borrowed money incurred for the purpose of financing all or any portion of the costs of the acquisition, construction, development, modification or expansion of any Property (including costs such as escalation, interest during construction and financing and refinancing costs), provided that such Lien applies only to the following (or rights or interests therein): (a) the property so acquired, constructed, developed, modified or expanded and any property incidental to the use of such property; (b) any inventories or other products or any revenue or profit of or from such property; and (c) any shares or other ownership interest in, or any indebtedness of, any Person, substantially all of the assets of which consist of such property;

•	any Lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the Lien relates to a Property involved in such project, is acquired by the

Issuer or the Guarantor after the date of original issue of the Notes and the recourse of the creditors in respect of such indebtedness is limited to (a) such project and Property and any property incidental to the use of such property; (b) any inventories or other products or any revenue or profit of or from such property; and (c) any shares or other ownership interest in, or any indebtedness of, any Person, substantially all of the assets of which consist of such property;

•

any statutory or contractual right of set-off, including rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Issuer or the Guarantor or in connection with the issuance of letters of credit for the benefit of the Issuer or the Guarantor, any Lien created on compensating credit balances and any Lien created on amounts of a nature similar to such credit balances held in trust, in each case (other than a statutory right of set-off) to the extent required by a financial institution as security for financing provided to the Issuer, the Guarantor or any direct or indirect Subsidiary of the Guarantor;

•	any Lien securing indebtedness of the Issuer or the Guarantor for borrowed money incurred in connection with the financing of accounts receivable;

•

any Lien incurred or deposits made in the ordinary course of business not involving borrowed money, including, but not limited to, (a) any mechanics’, materialsmen’s, carriers’, workmen’s, vendors’ or other like Liens, (b) any Liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, (c) any Liens provided for in equipment leases (including financial statements and undertakings to file financing statements) and (d) any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, licenses, sublicenses, restrictions on the use of property or defects in title thereto;

•

any Lien upon specific items of inventory or other goods and proceeds of the Issuer or the Guarantor securing obligations of the Issuer or the Guarantor, as the case may be, in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

•

any Lien incurred or deposits made securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

•

any Lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind;

•	any Lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business;

•

any Lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

•	Liens in favor of the Guarantor or any Subsidiary of the Guarantor;

•	any Lien over any Property which is acquired by the Issuer or the Guarantor subject to such Lien, provided such Lien was not created in anticipation of such acquisition;

•

any Lien required by any contract or applicable laws, rules, regulations, or statutes in order to permit the Issuer or the Guarantor to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments by the Issuer or the Guarantor, as the case may be, to such governmental unit pursuant to the provisions of any contract or applicable laws, rules, regulations, or statutes;

•	any Lien securing industrial revenue, development, first mortgage bonds issued to secure other bonds, or similar bonds issued by or for the benefit of the Issuer or the Guarantor;

•	any Lien securing liabilities under ECGD agreements (or similar forms of credit) over sums due under any contract for the purchase, supply or installation of plant and/or machinery;

•	any Lien securing taxes or assessments or other applicable governmental charges or levies;

•

any Lien which arises pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings and any Lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such Lien arising pursuant to such legal process is effectively stayed and the claims secured thereby are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any Lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or other expenses;

•	any Lien arising by operation of law or by order of a court or tribunal or any Lien arising by an agreement of similar effect, including but not limited to judgment Liens; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses, for amounts not exceeding the principal amount of the indebtedness for borrowed money secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same Property that were covered by the Lien extended, renewed or replaced (plus improvements on such Property).

In addition, the Issuer and the Guarantor may create or permit to subsist Liens over any of their respective Property, so long as the aggregate amount of indebtedness for borrowed money secured by all such Liens (excluding therefrom the amount of indebtedness secured by Liens listed above) does not exceed 15% of the Consolidated Shareholders’ Funds of the Guarantor. Consolidated Shareholders’ Funds refers to the paid-up capital of the Guarantor; plus the consolidated capital and revenue reserves, capital grants, deferred taxation and minority shareholders’ interests, of the Guarantor but deducting the amount of repayable government grants; minus any revaluation upwards after the end of the Guarantor’s latest fiscal year preceding the issuance of any particular series of securities of plant and machinery.

The Indenture does not restrict the ability of any Subsidiaries of the Guarantor (other than the Issuer) to incur indebtedness.

Limitation on Sale and Lease-Back Transactions

So long as any of the Notes are Outstanding, neither the Issuer nor the Guarantor shall enter into any arrangement with any Person (not including the Guarantor or any Subsidiary), or to which any such Person is a party, providing for the leasing by the Guarantor or the Issuer for a period including renewals in excess of three years of any Property which has been owned by the Guarantor or the Issuer for more than 270 days and which has been or is to be sold or transferred by the Guarantor or the Issuer to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property (herein referred to as a “sale and leaseback transaction”) unless:

•

the Guarantor or the Issuer could create indebtedness secured by a Lien (pursuant to the provisions set forth above under the caption “—Limitation on Liens”) on the Property to be leased back in an amount equal to the indebtedness attributable to such sale and leaseback transaction without equally and ratably securing the Notes; or

•

the Guarantor or the Issuer, within one year after the sale or transfer shall have been made by the Guarantor or the Issuer, applies an amount equal to the greater of (i) the net proceeds of the sale of the Property sold and leased back pursuant to such arrangement and (ii) the fair market value of the Property so sold and leased back at the time of entering into such arrangement (as determined by any two directors of the Guarantor) to (A) the retirement of any indebtedness for money borrowed, incurred or assumed by the Guarantor or the Issuer or (B) investment in any Property of the Guarantor or the Issuer.

The Indenture does not restrict the ability of any Subsidiaries of the Guarantor (other than the Issuer) to enter into sale and leaseback transactions.

Limitation on Mergers and Similar Events

Under the Indenture, the Issuer and the Guarantor are generally permitted to consolidate or merge with another entity that is organized under the laws of the United States or any state thereof, in the case of the Issuer, or any jurisdiction, in the case of the Guarantor, as discussed in greater detail in the attached prospectus under “Description of the Debt Securities and Guarantees We May Offer — Special Situations — Mergers and Similar Events”.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to the Notes:

(1)	default in the payment of any interest or payment of any additional amounts upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)

default in the payment of the principal of (or premium, if any, on) any Note when due and payable and, in the case of technical difficulties (as certified to the Trustee in an Officer’s Certificate delivered on such date when payment is due and payable), only if such default persists for a period of more than one day;

(3)

default in the performance, or breach, of any other covenant or warranty of the Issuer or Guarantor in the Indenture with respect to the Notes which continues for a period of 90 days after there has been given written notice of default from either the Trustee or the holders of at least 25% of the principal amount of all outstanding Notes, if such covenant or warranty applies to the Notes; or

(4)	certain events in relation to bankruptcy, insolvency, reorganization or other similar law, whether voluntary or involuntary.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency, reorganization or similar law) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount with respect to the Notes at the time Outstanding by written notice to the Issuer and the Guarantor (and to the Trustee, if notice is given by the holders) may declare the entire principal amount and any other amounts, including accrued interest, of the Notes to be due and payable immediately, to the extent such amounts are permitted by law to be paid. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the Notes under certain conditions.

If an Event of Default relating to certain events of bankruptcy, insolvency, reorganization or similar law occurs, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other action on the part of the Trustee or any holder.

The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders of Notes, unless such holders shall have offered to the Trustee reasonable indemnity.

If reasonable indemnity is provided, the holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the indenture.

No holder of Notes will have any right to institute any proceeding with respect to the Indenture, the Guarantees, the Notes or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (b) the holders of at least 25% of the aggregate principal amount of the Outstanding (as such term is defined in the Indenture) Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder, (c) such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such written request, within 60 days after its receipt of such notice, request and offer of indemnity. However, such limitations do not apply to a suit instituted by a holder of Notes for the enforcement of payment of the principal of or any premium or interest on the Notes on or after the Stated Maturity (or, in the case of redemption, on the Redemption Date) specified in the Notes.

Amendment, Supplement and Waiver of the Indenture

The Issuer, Guarantor and Trustee can amend or supplement the Indenture with the consent of the holders of not less than a majority in principal amount of the Notes and all other series of notes Outstanding under the Indenture voting as a single group; provided that any amendment or supplement that affects the terms of any series of Notes as distinct from any other series of Notes shall require the consent of the holders of a majority in principal amount of the Outstanding Notes of such series.

The Issuer and Guarantor are not permitted, however, to enter into any amendment, supplement or waiver without the consent of the holders of all affected Outstanding Notes if the amendment, supplement or waiver would:

•	change the Stated Maturity of the principal, or any installment of principal, of or interest on any Note;

•	reduce any principal amounts of any Note or the rate of interest thereon or any premium due upon redemption of any Note;

•	change any obligation of the Guarantor to pay additional amounts described later under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of any Notes following a default;

•	change the place or currency of payment on any Notes;

•	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

•

reduce the percentage in principal amount of the Outstanding Notes whose consent is needed to modify or amend the Indenture or whose consent is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences;

•

modify any other aspect of the provisions dealing with modification and waiver of an Indenture, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Outstanding series of Notes affected thereby; or

•	modify or affect in any manner adverse to the holders of any Notes the obligations of the Guarantor that relate to payment of principal, premium and interest.

In addition, any past default by the Issuer in respect of any series of Notes and its consequences may be waived with the consent of the holders of not less than a majority in principal amount of the Outstanding Notes, except a default in the payment of the principal of or any premium or interest on any Notes, or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

In addition, the Indenture, the Notes and the Guarantees may be amended or supplemented, without the consent of any holder of Notes, in order, among other purposes, to cure any ambiguity or inconsistency, to conform the text of the Indenture, the Notes or the Guarantees to any provision of this section “Description of the Notes and the Guarantees” to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, Notes or Guarantees, or to make any other change that does not adversely affect the interests of the holders of Notes in any material respect.

Payment of Additional Amounts

All payments by us of the principal or interest on the Notes and all payments by the Guarantor under the Guarantees will be made free and clear of any withholding for taxes or any other governmental charge, unless such withholding is required by the laws of any jurisdiction where the Guarantor is incorporated or tax resident. In the event that the Guarantor is required to withhold such taxes or governmental charges, the Guarantor will be required, subject to certain exceptions, to pay you an additional amount so that the net amount you receive is the amount specified in the note to which you are entitled.

No additional amounts will be payable in respect of any withholding for taxes or governmental charges imposed by the United States government or any political subdivision of the United States government or on payments by us. Please see the attached prospectus under “Description of the Debt Securities and Guarantees We May Offer — Payment of Additional Amounts”.

Early Redemption for Tax Reasons

In the event of various tax law changes after the date of this prospectus supplement that require the Guarantor to pay additional amounts or withhold taxes from payments to us in respect of the Notes, or in certain other circumstances as described in the attached prospectus under “Description of the Debt Securities and Guarantees We May Offer — Payment of Additional Amounts”, we or the Guarantor may call all, but not less than all, of the Notes for redemption. This means we may repay the Notes early. Our or the Guarantor’s ability to redeem the Notes is discussed in greater detail in the attached prospectus under “Description of the Debt Securities and Guarantees We May Offer — Special Situations — Optional Tax Redemption”. If we or the Guarantor call the Notes, we must pay 100% of their principal amount. We will also pay the holders accrued interest if we have not otherwise paid interest through the redemption date. Notes will stop bearing interest on the redemption date, and holders will not accrue interest on any amounts deposited by the Group with the trustee for their account following Tax Redemption.

We or the Guarantor will give notice to DTC of any redemption we propose to make at least 10 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Change of Control Repurchase Event

If a change of control repurchase event occurs, unless we have exercised our right to redeem the Notes in full as described above or have defeased such Notes as described below, we will make an offer to each holder of the Notes to repurchase all or, at the holder’s option, any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will give notice to each holder by providing a written notice to the Trustee at its Corporate Trust Office, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control repurchase event occurring on or prior to the payment date specified in the notice. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the Notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the trustee an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The trustee will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all of the Notes properly tendered and not withdrawn under its offer.

“Below investment grade rating event” means the Notes are downgraded to a rating that is below investment grade by both rating agencies (regardless of whether the rating prior to such downgrade was investment grade or below investment grade) on any date commencing 60 days prior to the first public announcement of any change of control or arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any rating agency). Notwithstanding the foregoing, a below investment grade ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade ratings event).

“Change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in

Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Guarantor’s Voting Stock representing a majority of the voting power of the Guarantor’s then-outstanding Voting Stock or other Voting Stock into which the Voting Stock of the Guarantor is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Guarantor’s assets and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as defined in the Indenture) (other than us or one of our subsidiaries); or (3) the first day on which a majority of the members of the Guarantor’s Board of Directors is composed of members who are not continuing directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (i) the Guarantor becomes a direct or indirect wholly owned subsidiary of a person and (ii) (a) the shares of the Voting Stock of the Guarantor outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of such person immediately after giving effect to such transaction or (b) upon completion of such transaction, the direct or indirect holders of the Voting Stock of such person are substantially the same as the holders of the Guarantor’s Voting Stock immediately prior to that transaction.

“Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event, provided that no change of control repurchase event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.

“Continuing director” means, as of any date of determination, any member of the Guarantor’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment grade” means a rating equal to or higher than Baa3 (or the equivalent under any successor rating categories) by Moody’s or BBB- (or the equivalent under any successor rating categories) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc. or any successor ratings agency.

“Rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor rating agency.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The change of control repurchase event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Guarantor. Subject to the limitations discussed below, the Guarantor could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Guarantor’s capital structure or credit ratings on the Notes.

The Issuer may not have sufficient funds to repurchase all the Notes, or any other outstanding debt securities that the Issuer would be required to repurchase, upon a change of control repurchase event.

Defeasance and Discharge

The Issuer and the Guarantor may release ourselves from any payment or other obligations on the Notes as described under “Description of the Debt Securities and Guarantees We May Offer — Covenants” in the attached prospectus.

Governing Law

The Notes and the Guarantees will be governed by the laws of the State of New York.

Consent to Jurisdiction and Service

Under the Indenture, the Guarantor agrees to appoint C T Corporation as its authorized agent for service of process in any suit or proceeding by the trustee or by any holder of the Notes arising out of or relating to the Notes, the Guarantees or the Indenture in any federal or state court located in the Borough of Manhattan, the City of New York, and irrevocably submits to such jurisdiction.

Trustee

The Bank of New York Mellon will act as trustee under the Indenture. The trustee’s current address is 240 Greenwich Street, Floor 7E, New York, New York 10286, United States.

CLEARANCE AND SETTLEMENT

Book-Entry

The Depository Trust Company, or “DTC,” which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes of a series, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the global notes through either DTC in the United States or Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank SA/NV (the “Euroclear Operator”), as operator of the Euroclear system (“Euroclear”), in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules applicable to the depositary and its participants are on file with the SEC.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg and is licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to interests in the global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days or an event of default has occurred and is ongoing. If we determine at any time that the notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the notes and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the notes represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.

All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

CERTAIN IRISH AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Each of the summaries under this section “Certain Irish and United States Federal Income Tax Consequences” is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder, and no representation is made with respect to the United States federal tax consequences or Irish tax consequences to any particular holder. Accordingly, prospective purchasers are urged to consult their own tax advisors with respect to the United States federal tax consequences or Irish tax consequences relevant to them, having regard to their particular circumstances.

United States Federal Income Taxation

This section describes the material United States federal income tax consequences of owning the Notes we are offering. It applies to you only if you acquire the Notes in the offering at the offering price and you hold your Notes as capital assets for United States federal income tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Notes as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purpose holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning the Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

You are a United States holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Certain Additional Payments

As described above under the heading “Description of the Notes and the Guarantees — Change of Control Repurchase Event”, we may be obligated to repurchase the Notes for a price that is in excess of the principal amount of the Notes. This possibility may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position, however, that this possibility does not cause the Notes to be treated as contingent payment debt instruments.

Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the IRS, and it is possible that the IRS may take a different position, in which case, if the IRS’s position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate (based upon a “comparable yield,” as such term is defined in the U.S. Treasury regulations) and to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a Note. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the Notes. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Payments of Interest

It is expected, and the following discussion assumes, that the Notes will be issued with less than a de minimis amount of original issue discount for United States federal income tax purposes.

You will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. You must include any Irish tax withheld from the interest payment by the Guarantor under the Guarantees as ordinary income even though you do not in fact receive it. Subject to certain limitations, any Irish tax withheld in accordance with the Tax Convention between the United States and Ireland (the “Treaty”) and paid over to Ireland will generally be creditable or deductible against your United States federal income tax liability. To the extent a reduction or refund of the tax withheld is available to you under Irish law or under the Treaty, the amount of tax withheld that could have been reduced or that is refundable will not be eligible for credit against your United States federal income tax liability. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation. In particular, if the Issuer is respected as the issuer of the Notes for United States federal income tax purposes, your interest income from the Notes (including under the Guarantee) would be treated as income from sources within the United States and you would only be able to use any foreign tax credits to the extent that you have sufficient unrelated income from sources outside the United States.

Purchase, Sale and Retirement of the Notes

Your tax basis in your Note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

Information with Respect to Foreign Financial Assets

A United States holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Notes.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are the beneficial owner of a Note and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

If you are a United States holder, this subsection does not apply to you.

Interest

Subject to the discussions of FATCA withholding and backup withholding below, interest on a Note that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of the Issuer’s outstanding stock, (ii) you are not a controlled foreign corporation that is related to the Issuer, actually or constructively and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a Note held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.

If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest made to you may be subject to United States federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States and you satisfy the certification requirements described below.

If you are engaged in a trade or business in the United States and interest on a Note is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. Unless exempt from net income tax under an applicable income tax treaty, effectively connected interest income generally will not be subject to United States federal withholding tax if you satisfy certain certification requirements by providing the applicable withholding agent with a properly executed IRS

Form W-8ECI or applicable successor form. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Purchase, Sale and Retirement of the Notes

Subject to the discussion of backup withholding below, you generally will not be subject to United States federal income or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a Note (other than any amount representing accrued but unpaid interest on the Note, which will be treated as interest and will generally be subject to the rules discussed above under “Interest”) unless:

•	you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with your conduct of a trade or business in the United States.

If you are described in the first bullet point above, you generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the second bullet point above, you will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the Notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, the applicable withholding agent will be required to report to the IRS all payments of principal, any premium and interest on your Note (unless you are an exempt recipient). In addition, the applicable withholding agent will be required to report to the IRS any payment of proceeds of the sale of your Note before maturity within the United States (unless you are an exempt recipient). Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-United States holder, the applicable withholding agent will be required to report payments of interest on your Notes on IRS Form 1042-S. Payments of principal, premium or interest on the Notes would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-United States Holders — Interest” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of Notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if you have furnished to the applicable withholding agent an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of Notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Irish Taxation

Withholding Tax on the Notes

Tax at the standard rate of income tax (currently 20 per cent.) is required to be withheld from payments of Irish source interest. America Finance will not be obliged to withhold Irish income tax from payments of interest on the Notes issued by America Finance so long as such payments do not constitute Irish source interest. Interest paid on the Notes issued by America Finance may be treated as having an Irish source if:

(a) America Finance is resident in Ireland for tax purposes; or

(b) America Finance has a branch or permanent establishment in Ireland, the assets or income of which are used to fund the payments on the Notes; or

(c) America Finance is not resident in Ireland for tax purposes but the register for the Notes is maintained in Ireland.

It is anticipated that, (i) America Finance is not and will not be resident in Ireland for tax purposes; and (ii) America Finance does not and will not have a branch or permanent establishment in Ireland and does not and will not maintain a register of the Notes in Ireland.

Quoted Eurobond exemption

Even if interest on the Notes issued by America Finance was treated as having an Irish source, America Finance would not be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a Note where:

(a) the Notes are quoted Eurobonds pursuant to Section 64 of the Taxes Consolidation Act 1997 of Ireland (as amended) (“TCA”) (“Quoted Eurobonds”), i.e. securities which are issued by a company (such as America Finance), which are listed on a recognized stock exchange and which carry a right to interest; and

(b) the person by or through whom the payment is made is not in Ireland, or if such person is in Ireland, either:

(i) the Notes are held in a clearing system recognized by the Revenue Commissioners of Ireland (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognized); or

(ii) the person who is the beneficial owner of the Notes is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Payments under the Guarantees

The exact Irish tax analysis of payments by the Guarantor under the Guarantees will depend on the facts and circumstances at the time, such as the frequency and nature of the Guarantees payments and the precise identity of the beneficial holders of the Notes issued by America Finance. However, provided the Notes issued by America Finance are Quoted Eurobonds (as outlined above) and meet the conditions at (b)(i) or (ii) above, the Guarantor should not be obliged to make a withholding or deduction for or on account of Irish income tax from payments made under the Guarantee.

Encashment Tax

Irish tax will be required to be withheld at a rate of 25 per cent. from a payment on any Note issued by America Finance where such payment is collected or realized by a bank or encashment agent in Ireland on behalf of any holder of the Notes. There is an exemption from encashment tax where (i) the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank or (ii) the beneficial owner of the interest is a company which is within the charge to Irish corporation tax in respect of the interest.

Stamp Duty

No stamp duty, capital duty or similar tax is imposed in Ireland on the issue of the Notes by America Finance. As America Finance is not registered in Ireland, stamp duty will not arise on a transfer of the Notes issued by America Finance so long as (i) the Notes do not derive their value or the greater part of their value directly or indirectly from any property situated in Ireland and (ii) the instrument of transfer of the Notes does not relate to:

(a) any immoveable property situated in Ireland or any right over or interest in such property; or

(b) any stocks or marketable notes of a company which is registered in Ireland (other than a company which is (i) an investment undertaking within the meaning of section 739B TCA or (ii) a qualifying company within the meaning of section 110 TCA).

UNDERWRITING

HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Santander US Capital Markets LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated May 14, 2024, each underwriter named below has severally and not jointly or jointly and severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite such underwriter’s name.

Underwriter	Principal Amount of Notes
HSBC Securities (USA) Inc.	US$	150,000,000
J.P. Morgan Securities LLC	US$	150,000,000
Santander US Capital Markets LLC	US$	150,000,000
TD Securities (USA) LLC	US$	150,000,000
Wells Fargo Securities, LLC	US$	150,000,000
Total	US$	750,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes. The underwriters reserve the right to cancel, reject or modify an order of Notes in whole or in part.

The underwriters propose to initially offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the public offering price less a concession not to exceed 0.195% of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.130% of the principal amount of the Notes. After the initial offering of the Notes to the public, the representatives may change the public offering price, concessions and other selling terms.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

In connection with this offering, each of HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Santander US Capital Markets LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the Notes in excess of the principal amount of the Notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while this offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. There will be no obligation on HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Santander US Capital Markets LLC, TD Securities (USA) LLC or Wells Fargo Securities, LLC to engage in these activities.

The Notes constitute a new issue of securities with no established trading market. We intend to apply for a listing of the Notes on NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we cannot assure you that the Notes will remain listed. We have been advised that the underwriters currently intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters.

We expect that delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of pricing of the Notes (this settlement cycle being herein referred to as “T+5”). As of the date hereof, under Rule 15c6-1 of the U.S. Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes more than two business days prior to the scheduled settlement date will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

The following table shows the underwriting discounts and commissions that we will pay the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by CRH
Per Note	0.325%

We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be US$1,410,700.

The underwriters or their respective affiliates perform and have performed commercial banking, investment banking and advisory services for us from time to time for which they receive and have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Such underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

The underwriters for this offering are also acting as underwriters in the Concurrent Offering.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters.

Notice to Prospective Investors in Ireland

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in Ireland. For these purposes the Notes shall not be underwritten, placed or issued otherwise than in conformity with the provisions of: (i) the European Union (Markets in Financial Instruments) Regulations 2017 (as amended) including, without limitation, Regulation 5 (Requirement for Authorisation (and certain provisions concerning MTFS and OTFS)) thereof, or any rules or codes of conduct made under the MiFID II Regulations, and the provisions of the Investor Compensation Act 1998 (as amended); (ii) the Companies Act 2014 (as amended) (the “Companies Act”), the Central Bank Acts 1942 – 2018 (as amended) and any codes of practice made under Section 117(1) of the Central Bank Act 1989 (as amended); (iii) Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (as amended), the European Union (Prospectus) Regulations 2019 and any rules and guidance issued under Section 1363 of the Companies Act by the Central Bank of Ireland; and (iv) the Market Abuse Regulation (Regulation (EU) No 596/2014) (as amended), the European Union (Market Abuse) Regulations 2016 (as amended) and any rules and guidance issued by the Central Bank under Section 1370 of the Companies Act.

Prohibition of Sales to EEA Retail Investors

Each underwriter has severally represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For these purposes:

(a)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended “MiFID II”); or

(b)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Regulation (EU) No 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

MiFID II Product Governance / Professional Investors and ECPs only target market

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

United Kingdom

Prohibition of Sales to United Kingdom Retail Investors

Each underwriter has severally represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Consequently, no key information document required by the UK PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

FSMA

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Each underwriter has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

People’s Republic of China

This prospectus supplement may not be circulated in the People’s Republic of China (the “PRC”) and does not constitute a public offer of the Notes, whether by sale or subscription, in the PRC. The Notes are not being offered or sold, directly or indirectly, in the PRC to, or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may, directly or indirectly, purchase any of the Notes or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the Issuer and its representatives to observe these restrictions.

South Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act of Korea and the Foreign Exchange Transaction Act of Korea and the decrees and regulations thereunder. The Notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Notes may not be re-sold to South Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Act of Korea and its subordinate decrees and regulations) in connection with their purchase.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). The Notes may not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter, severally and not jointly, has represented, warranted and agreed that it has not offered or sold any notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement (together with the accompanying prospectus) or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

Each underwriter has represented and agreed that:

(i) it will not make a public offer of the Notes, directly or indirectly, in Switzerland, as such terms are defined or interpreted under the Swiss Financial Services Act (“FinSA”);

(ii) the Notes will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(iii) it will not offer, sell, advertise or distribute the Notes, directly or indirectly, in Switzerland, as such terms are defined or interpreted under the FinSA, except to professional clients as such term is defined or interpreted under the FinSA (the “Professional Investors”); and

(iv) no key information document pursuant to article 58(1) FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any notes and, therefore, any notes with a derivative character within the meaning of article 86(2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The Notes may not be publicly offered, directly or indirectly, in Switzerland, except to Professional Investors. Offering or marketing material relating to Notes may not be distributed or otherwise made available in Switzerland, except to Professional Investors.

The Notes do not constitute participations in a collective investment scheme within the meaning of the Swiss Collective Investment Schemes Act (“CISA”). Therefore, the Notes are not subject to the approval of, or supervision by, the Swiss Financial Market Supervisory Authority (“FINMA”), and investors in the Notes will not benefit from protection under the CISA or supervision by FINMA.

Republic of Italy

The offering of the Notes has not been registered pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Notes be distributed in the Republic of Italy, except:

(i) to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provisions of Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and Italian CONSOB regulations; or

(ii) in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34-ter of Regulation No. 11971, as amended from time to time, and applicable Italian laws.

Any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or any other document relating to the Notes in the Republic of Italy under (i) or (ii) above must:

(i) be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of February 15, 2018, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended (the “Banking Act”); and

(ii) in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and

(iii) in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other Italian authority.

Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities

Authority (the “SCA”) or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE, including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

Kuwait

The Notes have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus supplement and the offering and sale of the Notes in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus supplement comes are required by us and the underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the underwriters to obtain copies of this prospectus supplement are required by us and the underwriters to keep such prospectus supplement confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Notes.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

(a) the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b) the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c) the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d) the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e) such action does not require any document to be lodged with ASIC or the ASX.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the “Addendum”, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Notes or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Notes may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

VALIDITY OF THE NOTES AND THE GUARANTEES

Sullivan & Cromwell LLP, our U.S. counsel, will pass upon the validity of the Notes and the guarantees, as to certain matters of New York law. Arthur Cox, our Irish counsel, will pass upon Irish law matters. Davis Polk & Wardwell London LLP, U.S. counsel for the underwriters, will pass upon certain legal matters relating to the Notes and the guarantees as to certain matters of New York law.

EXPERTS

The consolidated financial statements of CRH plc incorporated by reference in this prospectus supplement, and the effectiveness of CRH plc’s internal control over financial reporting, have been audited by Deloitte Ireland LLP, an independent registered public accounting firm, as stated in their reports thereon. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS

CRH SMW FINANCE DESIGNATED ACTIVITY COMPANY

CRH AMERICA FINANCE, INC.

(Wholly owned subsidiaries of CRH public limited company)

Guaranteed Debt Securities

Fully and unconditionally guaranteed by

CRH PUBLIC LIMITED COMPANY

CRH PUBLIC LIMITED COMPANY

Warrants

Purchase Contracts

Units

Preference Shares

Ordinary Shares

CRH SMW Finance Designated Activity Company (“SMW Finance”) or CRH America Finance, Inc. (“America Finance”) may use this prospectus to offer, from time to time, guaranteed unsecured debt securities. CRH public limited company (“CRH plc”) may use this prospectus to offer, from time to time, warrants, purchase contracts, units, preference shares or ordinary shares. CRH plc’s ordinary shares are admitted to trading on the New York Stock Exchange (“NYSE”) and the London Stock Exchange (“LSE”) under the symbol “CRH.”

You should read this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About CRH,” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

SMW Finance, America Finance or CRH plc may sell these securities to or through underwriters, and also to other purchasers or through agents.

These securities also may be resold by selling security holders, whether owned on the date hereof or hereafter. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering, the names of underwriters and the identities of any selling security holders. We will not receive any proceeds from any such sale of securities by a selling security holder. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 2, hereof and in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 10, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we or the selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. These summary descriptions are not meant to be complete descriptions of each security. In addition, specific information with respect to any offer and sale by any selling security holders will be set forth in the prospectus supplement relating to that transaction. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About The Group.”

In this prospectus, the terms “we,” “our” and “us” refer to SMW Finance, America Finance and CRH plc, all together. CRH plc and its consolidated subsidiaries taken together are referred to as the “Group.” SMW Finance and America Finance taken together are referred to as the “Issuers” and either may be referred to as an “Issuer.” SMW Finance or America Finance may offer debt securities using this prospectus. CRH plc acts as the guarantor for debt offerings by the Issuers using this prospectus. In addition, CRH plc will be the issuer in an offering of warrants, purchase contracts or units and in an offering of preference shares or ordinary shares, which are referred to collectively as the “shares.” The debt securities, warrants, purchase contracts, units, preference shares and ordinary shares that may be offered using this prospectus are referred to collectively as the “securities.”

This document does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 of Ireland (as amended) (the “Companies Act 2014”) or Article 3 of the Regulation (EU) No. 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the “Prospectus Regulation”) or the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended from time to time) (“EUWA”) (“UK Prospectus Regulation”), nor a comprehensive update of information relating to the CRH plc group. No offer of securities of CRH plc to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Companies Act 2014 in general, or in particular pursuant to the Prospectus Regulation, the UK Prospectus Regulation, the European Union (Prospectus) Regulations 2019 of Ireland (S.I. No. 380/2019), or the Central Bank (Investment Market Conduct) Rules (S.I. No. 366 of 2019). This document has not been approved or reviewed by or registered with the Central Bank of Ireland or the Financial Conduct Authority, for the purposes of the Prospectus Regulation or the UK Prospectus Regulation.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. CRH plc is not an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

RISK FACTORS

Investing in the securities described herein involves certain risks. You should carefully consider the risk factors described in our filings with the SEC that are incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities. If any such risk actually occurs, our business, results of operation, financial condition and prospectus could be materially affected. You could lose all or part of your investment. In addition, although we discuss key risks in such discussion of risk factors, new risks may emerge in the future or there could be developments in existing risks, any of which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CRH PLC

CRH plc is the parent company for an international group of companies that provide building materials solutions which integrate essential materials (aggregates and cement), value-added building products as well as construction services, to provide customers with complete end-to-end solutions. Operating in 28 countries as of the date hereof, the Group has market leadership positions in North America and Europe and, as of December 31, 2023, employed approximately 78,500 people at approximately 3,390 operating locations.

CRH plc’s ordinary shares are admitted to trading on the NYSE and LSE under the symbol “CRH.” CRH plc is incorporated in Ireland and has its principal executive offices at Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland, Tel. No.: + 353 1 404 1000.

You can find a more detailed description of CRH’s business in the Annual Report of CRH plc on Form 10-K and other documents incorporated by reference into this prospectus.

DESCRIPTION OF THE ISSUERS

Financial Statements

The financial information of SMW Finance and America Finance is consolidated in CRH plc’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 29, 2024, as amended on March 15, 2024 (the “2023 Form 10-K”). The 2023 Form 10-K is incorporated by reference in this prospectus, and such financial information will be included in similar sections in subsequent filings incorporated by reference in this prospectus.

CRH plc will fully and unconditionally guarantee the guaranteed debt securities issued by SMW Finance or America Finance as to payment of principal, premium, if any, interest and any other amounts due. For a description of factors which may affect payments to holders of the guaranteed debt securities, including the composition of the Group, please refer to “Risk Factors” in the applicable prospectus supplement.

Issuer Identity

CRH plc will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of CRH plc and its consolidated subsidiaries. These include: (i) the anticipated use of proceeds; (ii) related funding requirements of CRH plc and its consolidated subsidiaries; and (iii) relevant tax considerations.

SMW Finance

SMW Finance is an indirect wholly owned finance subsidiary of CRH plc incorporated under the laws of Ireland on April 24, 2019 with registration number 648773. SMW Finance is a financing vehicle for CRH’s group companies and has no independent operations other than inter-company lending and holding cash from time to time. SMW Finance will lend substantially all proceeds of its borrowings to CRH plc or to one or more of CRH plc’s subsidiaries. The principal executive offices of SMW Finance are located at Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland, Tel. No.: + 353 1 404 1000.

The accounts of SMW Finance are consolidated into the consolidated annual accounts of CRH. The issued share capital of SMW Finance is legally and beneficially owned and directly controlled by CRH Belgard Ltd (a direct wholly owned subsidiary of CRH plc). The rights of CRH plc as a shareholder of SMW Finance are contained in the articles of association of SMW Finance, and SMW Finance is managed by its directors in accordance with those articles and with Irish law. The authorized share capital of SMW Finance is €1,000,000 divided into 1,000,000 ordinary shares of €1.00 each. Its issued and fully paid-up share capital is €1.00 made up of one ordinary share of €1.00.

America Finance

America Finance is an indirect wholly owned finance subsidiary of CRH plc, and was incorporated as a corporation under the laws of the State of Delaware on April 19, 2016 (registration no. 6020412). America Finance is a financing vehicle for CRH plc’s U.S. operating companies and has no independent operations, other than holding cash and U.S. government securities from time to time. America Finance will lend substantially all proceeds of its borrowings to CRH plc or to one or more of CRH plc’s subsidiaries that are operating companies. America Finance’s sole shareholder is Americas Products & Distribution, Inc. The rights of Americas Products & Distribution, Inc. as America Finance’s shareholder are contained in America Finance’s articles of association. America Finance will be managed in accordance with those articles and the provisions of the Delaware General Corporation Law.

The principal executive offices of America Finance are located at 900 Ashwood Parkway, Suite 600, Atlanta, GA 30338, United States, Tel. No.: + 1 770 804 3363.

FORWARD-LOOKING STATEMENTS

The forward-looking information in this prospectus may not accurately predict future results.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement may include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In order to utilize the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, we are providing the following cautionary statement.

This prospectus, which includes the documents incorporated by reference, contains certain forward-looking statements with respect to the financial condition, results of operations, business, viability and future performance of the Group and certain of the plans and objectives of the Group. These forward-looking statements may generally, but not always, be identified by the use of words such as “will,” “anticipates,” “should,” “could,” “would,” “targets,” “aims,” “may,” “continues,” “expects,” “is expected to,” “estimates,” “believes,” “intends” or similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this prospectus.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect the Group’s current expectations and assumptions as to such future events and circumstances that may not prove accurate.

A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control, and which include, among other factors: economic and financial conditions, including changes in interest rates, inflation, price volatility and/or labor and materials shortages; demand for infrastructure, residential and non-residential construction and our products in geographic markets in which we operate; increased competition and its impact on prices and market position; increases in energy, labor and/or other raw materials costs; adverse changes to laws and regulations, including in relation to climate change; the impact of unfavorable weather; investor and/or consumer sentiment regarding the importance of sustainable practices and products; availability of public sector funding for infrastructure programs; political uncertainty, including as a result of political and social conditions in the jurisdictions the Group operates in, or adverse political developments, including the ongoing geopolitical conflicts in Ukraine and the Middle East; failure to complete or successfully integrate acquisitions or make timely divestments; cyber-attacks and exposure of associates, contractors, customers, suppliers and other individuals to health and safety risks, including due to product failures. Additional factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those expressed by the forward-looking statements in this document include, but are not limited to, the risks and uncertainties described elsewhere in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference herein, including under “Risk Factors” in this prospectus and under “Risk Factors” in CRH plc’s 2023 Form 10-K (as defined herein).

You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We expressly disclaim any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE GROUP

CRH plc files annual, quarterly and current reports and other information with the SEC. CRH plc’s SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available to the public on our website at www.crh.com. Information contained on our website is not part of this prospectus or any prospectus supplement. You may request a copy of our filings at no cost by mail at CRH plc, Stonemason’s Way, Rathfarnham Dublin 16, D16 KH51 Ireland or by telephone at +353 1 404 1000.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement and its exhibits. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference is an important part of this prospectus.

We incorporate by reference in this prospectus the following documents:

•

Annual Report of CRH plc on Form 10-K for the year ended December 31, 2023, filed on February  29, 2024 and Amendment No.  1 to the Annual Report of CRH plc on Form 10-K/A for the year ended December 31, 2023, filed March 15, 2024 (together, the “2023 Form 10-K”);

•	Quarterly Report of CRH plc on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 10, 2024;

•

Current Reports of CRH plc on Form 8-K (but not portions of those reports which were furnished pursuant to Item  2.02 or Item 7.01 and not deemed to be filed) dated February  12, 2024 and April 23, 2024;

•

The description of our ordinary shares set forth in the registration statement on Form 8-A of CRH plc filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 24, 2006, and any amendment or report filed for the purpose of updating that description; and

•

Future filings with the SEC under Section 13(a), Section 13(c), Section 14, or Section 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus, provided, however, that no portion of any documents or information that is deemed to be furnished and not filed with the SEC shall be incorporated by reference herein, and unless specifically stated to the contrary, no information disclosed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that may be furnished to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

Neither we nor any selling security holder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Neither we nor any selling security holder take any responsibility for, or can provide any assurance as to, the reliability of, any other information that others may give you. Neither we nor any selling security holder is making an offer of these securities in any jurisdiction where the offer is not permitted.

The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information, and our business, financial condition, results of operations and prospects may have changed since such date.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are incorporated by reference into this prospectus, if such person makes a written or oral request directed to CRH plc, Stonemason’s Way, Rathfarnham Dublin 16, D16 KH51 Ireland or by telephone at +353 1 404 1000.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

CRH plc is a public limited company organized under the laws of Ireland. SMW Finance is a designated activity company organized under the laws of Ireland. America Finance is a corporation organized under the laws of the State of Delaware. Some of the members of the SMW Finance, America Finance and CRH plc’s board of directors and officers are residents of countries other than the United States. In addition, many of SMW Finance’s and CRH plc’s assets, and the assets of SMW Finance’s and CRH plc’s directors and officers, are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon SMW Finance, CRH plc or these persons or to enforce against SMW Finance or CRH plc or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws.

There are doubts as to the enforceability in Ireland, in original U.S. court actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities whether solely based on the U.S. federal securities laws or otherwise. Therefore, you may have difficulty enforcing any U.S. judgment against SMW Finance, CRH plc, America Finance or their non-U.S. resident directors and officers both in and outside the United States.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be added to the general funds of the Group and used for general corporate purposes. Subject to contractual or other legal restrictions, the net proceeds from the sale of securities will be available to our other affiliates through inter-company loans or other means.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder. We may pay certain expenses in connection with sales by selling security holders.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES WE MAY OFFER

This prospectus relates to, among other securities, guaranteed debt securities issued by SMW Finance and America Finance.

The following description sets forth certain general terms and provisions of the debt securities and guarantees. We will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your debt security.

General

Each of SMW Finance and America Finance will enter into a respective indenture with CRH plc and The Bank of New York Mellon, as trustee, on the terms of the applicable form of indenture filed as an exhibit to this Registration Statement. The following summary of certain provisions of the indentures and the debt securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the applicable indenture.

The Bank of New York Mellon will act as the trustee under each of the SMW Finance and America Finance indentures. The trustee has two principal functions:

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First, it can enforce your rights against the Issuers if they default on debt securities issued under the indentures. There are some limitations on the extent to which the trustee acts on your behalf, described under “Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

CRH plc acts as the guarantor of the debt securities issued under the SMW Finance and America Finance indentures. The guarantees are described under “Guarantees” below.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. See “Where You Can Find More Information About CRH” for information on how to obtain copies.

An Issuer may issue as many distinct series of debt securities under its indenture as it wishes. An Issuer may also from time to time without the consent of the holders of its debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series.

Material Irish and United States federal income tax considerations applicable to any debt securities, and special tax considerations applicable to the debt securities denominated in a currency or currency unit other than U.S. dollars, will be described in the Prospectus Supplement relating to the offering of debt securities.

This section summarizes the material provisions of the indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. We encourage you to review and refer to the indentures in full for further details.

Amounts That the Issuers May Issue

The indentures do not limit the aggregate amount of debt securities that an Issuer may issue or the number of series or the aggregate amount of any particular series. Either Issuer may issue debt securities and other securities at any time without your consent and without notifying you.

The indentures and the debt securities do not limit the ability of an Issuer to incur other indebtedness or to issue other securities. Also, the Issuers are not subject to financial or similar restrictions by the terms of the debt securities, except as may be described in their respective indenture or any applicable prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.”

The specified currency for your debt securities will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee under the applicable indenture, or another firm that an Issuer names in your prospectus supplement, unless other arrangements have been made between you and an Issuer. An Issuer will make payments on your debt securities in the specified currency, except as described below in “—Payment and Paying Agents.”

Form of Debt Securities

Each of the Issuers will issue debt securities in global—i.e., book-entry—form only, unless an Issuer specifies otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “—Legal Ownership.”

In addition, the Issuers will generally issue each debt security in registered form, without coupons, unless an Issuer specifies otherwise in the applicable prospectus supplement.

Types of Debt Securities

We may issue fixed-rate debt securities, variable-rate debt securities or indexed debt securities. A debt security may have elements of each of these three types of debt securities. For example, a debt security may bear interest at a fixed-rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate. Additionally, a fixed-rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security.

Information in the Prospectus Supplement

The specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	the issue price;

•	the person to whom any interest on a security of the series will be payable if other than the person in whose name the security is registered;

•	any limit on the aggregate principal amount of the series of debt securities;

•	any stock exchange on which the Issuer will list the series of debt securities;

•	the date or dates on which the Issuer will pay the principal of the series of debt securities;

•	whether the series of debt securities are fixed-rate debt securities, variable-rate debt securities or indexed debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payments;

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the place where any amounts due will be payable and where this series of debt securities can be registered, transferred, exchanged or converted as well as the place where any notices or demands for this series of debt securities may be served;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

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the period within which the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed by an Issuer or CRH plc and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

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the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•	any index or other formula used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

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if any payment on the debt securities of that series will be made, at the option of the Issuer or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	the terms and conditions for any exchange or conversion of this series of debt securities or the guarantee for such series;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•	the applicability of the provisions described later under “Covenants—Defeasance and Discharge”;

•	if the Issuer may issue without your consent debt securities having the same terms and conditions as debt securities of an already issued series;

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if the series of debt securities will be issuable in whole or part in the form of a global security as described under “Legal Ownership—Global Securities,” the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	whether additional amounts will be payable as described later under “Special Situations—Payment of Additional Amounts”;

•	the forms of the debt securities of the series and the guarantees endorsed on them;

•	any addition to, deletion of or change in the covenants or Events of Default described in this prospectus or in the indentures with respect to the debt securities;

•	whether the debt securities of the series are defeasible in whole or in part and how the Issuer will have to demonstrate its election to defease if it is otherwise than by a resolution of its board;

•	any special U.S. federal income tax considerations relating to the series of debt securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities, as applicable; and

•	any other special features of the series of debt securities that are not inconsistent with the provisions of the indentures.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

Guarantee

CRH plc will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including any additional amounts which may be payable by an Issuer in respect of its debt securities, as described under “Special Situations—Payment of Additional Amounts.” CRH plc guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by the Issuers as legal holders of debt securities. This is called holding in street name. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holders of those securities. If you hold debt securities in street name, you should check with the institution you use to hold your securities to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send your debt securities, registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by the Issuers or the trustee, run only to persons who are registered as holders of debt securities. As noted above, the Issuers do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once the Issuers make payment to the registered holder, the Issuers have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Holders.” If the Issuer chooses to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

The Issuer will require that the global security be registered in the name of a financial institution it selects. In addition, the Issuer will require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement would indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The Issuers do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global debt securities, you should be aware that:

•	You cannot get debt securities registered in your own name.

•	You cannot receive physical certificates for your interest in the debt securities.

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You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under “Legal Ownership—Street Name and Other Indirect Holders.”

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You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

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The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. The Issuers and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. The Issuers and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities in registered form. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders.”

The special situations for termination of a global security are:

•	When the depositary notifies an Issuer that it is unwilling, unable or no longer qualified to continue as depositary.

•	When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed below under “Default and Related Matters—Events of Default.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not an Issuer or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “Street Name and Other Indirect Holders.”

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a series of debt securities will not be entitled to the benefit of any sinking fund—that is, an Issuer will not deposit money on a regular basis into any separate custodial account to repay a series of debt securities. In addition, an Issuer will not be entitled to redeem a series of debt securities before their stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require an Issuer to buy your debt securities from you before their stated maturity, unless otherwise specified in the applicable prospectus supplement.

If the prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt securities. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the prospectus supplement specifies a redemption commencement date, your debt securities will be redeemable at our option at any time on or after that date or at a specified time or times. If an Issuer redeems your debt securities, it will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price an Issuer pays will be the price that applies to the redemption period during which your debt securities are being redeemed.

If the prospectus supplement specifies a repayment date, the debt securities will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If an Issuer exercises an option to redeem any debt securities, it will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date.

If the debt securities represented by a global debt security are subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

There are no legislative or other legal provisions currently in force in Ireland or arising under our Articles that restrict the payment of holders of our debt securities not resident in Ireland, except for Irish laws and regulations that restrict the remittance of payments in compliance with certain sanctions laws.

Overview of Remainder of This Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where the Issuers make payments.

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Your rights under several special situations, such as if an Issuer merges with another company, if an Issuer wants to change a term of the debt securities or if an Issuer wants to redeem the debt securities for tax reasons.

•	Your rights, under certain circumstances, to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

•	Your rights if we default in respect of our obligations under the debt securities or experience other financial difficulties.

•	An Issuer’s relationship with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer your debt securities at the office of the trustee. The trustee acts as the Issuers’ agent for registering debt securities in the names of holders and transferring the securities. The Issuers may change this appointment to another entity or perform the service themselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If an Issuer has designated additional transfer agents, they are named in the prospectus supplement. An Issuer may cancel the designation of any particular transfer agent. An Issuer may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and an Issuer redeems less than all of the debt securities of a particular series, the Issuer may block the issuance, registration, transfer or exchange of any debt securities of that series during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day the Issuer mails the notice of redemption and ends at the close of business on the day of that mailing. The Issuer may also refuse to register transfers or exchanges of the debt securities selected for redemption from the date of such selection and until they are redeemed. However, the Issuer will continue to permit transfers and exchanges of the unredeemed portion of the series of debt securities being partially redeemed.

Payment and Paying Agents

An Issuer will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement.

An Issuer will pay interest, principal and any other money due on your debt securities at the place of payment that the Issuer will maintain for this series of debt securities and describe in the prospectus supplement; or, if the Issuer fails to maintain such office, at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from such place of payment. An Issuer may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between them how to compensate for the fact that the Issuers will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. An Issuer may also choose to act as its own paying agent. The Issuer must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments Due in Other Currencies.

The Issuers will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless the Issuers specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.

If the prospectus supplement specifies that holders may request that the Issuers make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If the Issuers are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to the Issuers due to circumstances beyond their control— such as the imposition of exchange controls or a disruption in the currency markets—the Issuers will be entitled to satisfy their obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

If an Issuer issues a debt security in a specified currency other than U.S. dollars, the Issuer will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. The Issuer may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless the Issuer states in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Notices

The Issuers and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money that the Issuers pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge, including under a scheme of arrangement, with another entity. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

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Where CRH plc merges out of existence or sells or leases substantially all its assets, the other firm must be duly organized and validly existing under the laws of the applicable jurisdiction. If such other entity is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia, or the Republic of Ireland, it must indemnify you against any tax, assessment or governmental charge or other cost or expense resulting from the transaction.

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Where an Issuer merges out of existence or sells or leases substantially all of its assets, the other firm must be duly organized and validly existing under the laws of a U.S. State, or the District of Columbia or under U.S. federal law or, in the case of SMW Finance, under the laws of the Republic of Ireland.

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If an Issuer or CRH plc merges out of existence or sells or leases substantially all of its assets, the surviving entity must execute a supplement to the applicable indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture applicable to the Issuer or CRH plc, as the case may be, including SMW Finance’s or CRH plc’s obligation to pay additional amounts described later under “—Payment of Additional Amounts.”

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Neither an Issuer nor CRH plc may be in default on the debt securities or guarantees immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “Default and Related Matters—Events of Default—What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•	We must deliver certain certificates and other documents to the trustee with respect to the compliance of the consolidation or merger with the indentures.

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Neither our assets nor our properties may become subject to any impermissible lien unless the debt securities issued under the indentures are secured equally and ratably with the indebtedness secured by the impermissible lien. Impermissible liens are described in further detail below under “—Restrictions on Liens.”

Modification and Waiver

There are three types of changes the Issuers can make to the indentures and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal, or any installment of principal, or interest on a debt security;

•	reduce any amounts and the rate of interest of a debt security or any premium due upon its redemption;

•	change any obligation of CRH plc to pay additional amounts described later under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount security or any other debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair any of the conversion rights of your debt security;

•	impair your right to sue for payment or conversion;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults;

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modify any other aspect of the provisions dealing with modification and waiver of the indentures, unless to provide that additional provisions of the indentures cannot be modified or waived without your consent; and

•	modify or affect in any manner adverse to you the obligations of CRH plc that relate to payment of principal, premium and interest, sinking fund payments and conversion rights.

Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. The same majority vote would be required for the Issuers to obtain a waiver of a past default or a waiver of all or part of the covenants described below or in the applicable indenture or prospective supplement. However, the Issuers cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously under “—Changes Requiring Your Approval” unless the Issuers obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if an Issuer seek to change its respective indenture or the debt securities or request a waiver.

Optional Tax Redemption

Your debt securities of any series may be redeemed in whole but not in part, in the three situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, the Issuer or CRH plc must give the depositary between 10 and 60 days’ notice before the debt securities are redeemed. Notice by the depositary to participating institutions and by these participants to street name holders of indirect interests in the debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

The first situation is where, as a result of a change in, execution of or amendment to any laws or the official application or interpretation of any laws, CRH plc or SMW Finance determines that either CRH plc or SMW Finance would be required to pay additional amounts as described later under “—Payment of Additional Amounts.”

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where CRH plc or SMW Finance is incorporated, or, if different, tax resident. If CRH plc or SMW Finance has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or resident for tax purposes, and the applicable date will be the date the entity became a successor.

The Issuers or CRH plc would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where, as a result of a change in, execution of or amendment to any tax laws or the official application or interpretation of any tax laws, CRH plc or any of its subsidiaries determines that it would have to deduct or withhold tax on any payment to an Issuer to enable it to make a payment of principal or interest on a debt security, including the payment of additional amounts as described later under “—Payment of Additional Amounts.”

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdictions where CRH plc or the relevant Issuer is incorporated. If CRH plc or a subsidiary has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

The Issuers or CRH plc would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The third situation is where, following a merger, consolidation or sale or lease of CRH plc’s assets to a person that assumes or, if applicable, guarantees the obligations of an Issuer on the debt securities, that person is required to pay additional amounts as described later under “—Payment of Additional Amounts.”

We or the other person would have the option to redeem the debt securities in this situation even if additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither the Issuer nor that person have any obligation under its respective indenture to seek to avoid the obligation to pay additional amounts in this situation. We or that person, as applicable, shall deliver to the trustee an officer’s certificate to the effect that the circumstances required for redemption exist.

Payment of Additional Amounts

The government of any jurisdiction where CRH plc or SMW Finance is incorporated or, if different, tax resident may require CRH plc or SMW Finance to withhold amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If any such jurisdiction requires a withholding of this type, CRH plc or SMW Finance may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.

Neither CRH plc nor SMW Finance will be required to make any payment of additional amounts under any of the following circumstances:

•	The United States government or any political subdivision of the United States government is the entity that is imposing the tax or governmental charge.

•

The tax or charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction. These connections include, but are not limited to, where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•

The tax or charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•	There is an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax, assessment or governmental charge is payable in a manner that does not involve withholdings.

•

The tax, assessment or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of our requests for the following that the statutes, treaties, regulations or administrative practices or the taxing jurisdiction require as a pre-condition to exemption from all or part of such withholding:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•	to make a declaration or satisfy any other information requirements.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

•

The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.

These provisions will also apply to any taxes, assessments or governmental charges imposed by any jurisdiction in which a successor to CRH plc or SMW Finance is incorporated, or, if different, resident for tax purposes. The prospectus supplement relating to the debt securities may describe additional circumstances in which CRH plc and SMW Finance would not be required to pay additional amounts.

Additional amounts may also be payable in the event of certain consolidations, mergers, sales of assets or assumptions of obligations. For more information see “—Mergers and Similar Events” and “—Optional Tax Redemption.”

Under the indentures, CRH plc or any subsidiary of CRH plc may assume the obligations of an Issuer under the debt securities. This may be a taxable event to U.S. holders. U.S. holders may be treated as having exchanged their debt securities for other debt securities issued by CRH plc or such subsidiary and may have to recognize gain or loss for U.S. federal income tax purposes upon such assumption, and the new debt securities deemed to be received by the U.S. holders may, depending on the facts at the time of assumption, be treated as issued with original issue discount.

Notwithstanding the foregoing, all payments shall be made net of any withholding imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code (any such withholding, a “FATCA Withholding Tax”), and no additional amounts will be payable as a result of any such FATCA Withholding Tax.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Defeasance and Covenant Defeasance

The following discussion of defeasance and discharge will be applicable to your series of debt securities only if the prospectus supplement applicable to the series so states.

Defeasance and Discharge

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that either:

•	there has been a change in U.S. federal income tax law, or

•	we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling,

in either case, to the effect that we may make the above deposit and have such release without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•

If the debt securities are listed on any stock exchange, we must deliver to the trustee an officer’s certificate confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the issuance, transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

We can be legally released from compliance with certain covenants, including any that may be described in the applicable prospectus supplement and including the related Events of Default if, in addition to other actions, we take all the steps described above under “—Defeasance and Covenant Discharge” except that the opinion of counsel does not have to refer to a change in United States Federal income tax laws or a ruling from the United States Internal Revenue Service.

Default and Related Matters

Ranking

The debt securities are not secured by any of either Issuer’s property or assets. Accordingly, your ownership of debt securities means you are one of an Issuer’s unsecured creditors. The debt securities are not subordinated to any of either Issuer’s other unsecured debt obligations and therefore they rank equally with all the Issuer’s other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to any secured indebtedness or other obligations of CRH plc to the extent of the value of the assets securing that indebtedness or other obligations.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default? The term event of default means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date or, in the case of technical difficulties, within one day of its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit any sinking fund payment within 30 days of its due date, if we agreed to maintain a sinking fund for your debt securities and the other debt securities of the same series.

•

We remain in breach of a covenant or any other term of the indentures or series of debt securities for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or by the holders of at least 25% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events or a judgment in bankruptcy or a similar judgment is entered.

•

There is a default in the conversion of any convertible securities of the series in question and this default continues for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or by the holders of at least 25% of the principal amount of debt securities of the affected series.

•	Any other event of default described in the prospectus supplement occurs.

Remedies if an Event of Default Occurs. If an event of default, other than a bankruptcy or similar event of default, has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount and any other amounts, including accrued interest, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In a bankruptcy or similar event of default, the entire principal amount of all the debt securities will automatically become due and immediately payable. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if we have paid the outstanding amounts due because of the acceleration of maturity and we have satisfied certain other conditions.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the respective indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the respective indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities during that period.

However, such limitations do not apply to a suit instituted by you for the enforcement of payment of the principal of or interest on a debt security on or after the respective due dates.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the respective indenture and the debt securities, or else specifying any default.

Regarding the Trustee

The Bank of New York Mellon will act as trustee under the respective indentures related to the debt securities issued by each of SMW Finance and America Finance. In addition, The Bank of New York Mellon also maintains various banking and trust relationships with the Issuers and some of their affiliates. The trustee’s current address is: 240 Greenwich Street, Floor 7E, New York, New York 10286, United States.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving an Issuer default notice or its default having to exist for a specific period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF ORDINARY SHARES

This prospectus relates to, among other securities, ordinary shares issued by CRH plc. The following description sets forth a summary of certain general terms and provisions of the ordinary shares and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Memorandum and Articles of Association (the “Articles”), the Companies Act 2014 and any other applicable Irish law concerning companies, as amended from time to time. The Irish Companies Act can be accessed online for free at www.irishstatutebook.ie or can be purchased in hardcopy format from the Irish Government Publications Office by calling +353 46 9423100 or by email publications@opw.ie. We encourage you to read those laws and documents carefully.

General

As of April 26, 2024, the authorized share capital of CRH plc was €401,297,940, which includes 1,250,000,000 Ordinary Shares of €0.32 each (the “Ordinary Shares”), 150,000 5% Cumulative Preference Shares of €1.27 each and 872,000 7% “A” Cumulative Preference Shares of €1.27 each (together the “Preference Shares”). As of April 26, 2024, 686,677,448 Ordinary Shares were issued and outstanding. All outstanding Ordinary Shares are fully paid.

Transfer of Shares and Registrar

A written instrument of transfer is required under Irish law in order to register on CRH plc’s share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares in order to transfer those shares into his or her own broker account (or vice versa). The Articles provide that the Secretary, or any other party designated by the Board of Directors of CRH plc (the “Board”) for such purpose from time to time, may sign an instrument of transfer on behalf of the transferor who is transferring shares in CRH plc. Notwithstanding the provisions of the Articles, the directors of CRH plc (the “Directors”) have the power to permit any class of shares to be held in a settlement securities system and to implement any arrangements they think fit for such evidencing and transfer which accord with the Companies Act 2014.

The foregoing instruments of transfer may give rise to Irish stamp duty. CRH plc, in its absolute discretion and insofar as the Companies Act 2014 or any other applicable law permits, may, or may procure that a subsidiary of CRH plc shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of CRH plc. If stamp duty resulting from the transfer of shares in CRH plc which would otherwise be payable by the transferee is paid by CRH plc or any subsidiary of CRH plc on behalf of the transferee, then, in those circumstances, CRH plc shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set off the stamp duty against any dividends payable to the transferee of those shares; and (iii) to the extent permitted by the Companies Act 2014, claim a first and paramount lien on the shares on which stamp duty has been paid by CRH plc or its subsidiaries for the amount of stamp duty paid, which lien shall extend to all dividends paid on those shares.

The Directors may, in their absolute discretion and without giving any reason, decline to register the transfer, subject to the limitations specified in the Articles to encourage trading on an open and proper basis, of (i) a share (other than a fully paid share) to a person of whom they do not approve, or (ii) a share on which CRH plc has a lien. The Directors may also decline to register an instrument of transfer unless the instrument of transfer is accompanied by such evidence as the directors may reasonably require to show the right of the transferor to make the transfer, the transfer is in respect of one class of shares only and the instrument of transfer is duly stamped if required and it and such evidence are lodged at CRH plc’s office or any other place specified by the Board.

Computershare Trust Company N.A. acts as U.S. transfer agent and registrar for the Ordinary Shares.

Voting Rights

At shareholders’ meetings, holders of Ordinary Shares as of the applicable record date for such meeting are entitled to one vote per share, either in person or by proxy. No shareholder is entitled to vote at any general meeting unless all calls or other sums immediately payable in respect of shares in CRH plc have been paid.

Dividend Rights

Shareholders may by ordinary resolution declare final dividends and the Directors may declare interim dividends, but no final dividend may be declared in excess of the amount recommended by the Directors and no dividend may be paid other than out of profits available for that purpose in accordance with the Companies Act 2014. There is provision to offer scrip dividend in lieu of cash. The Preference Shares rank for fixed-rate dividends in priority to the Ordinary Shares. Any dividend which has remained unclaimed for 12 years from the date of its declaration shall, if the Directors so decide, be forfeited and cease to remain owing by CRH plc.

Calls on Shares

The Directors may from time to time call upon the shareholders in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times.

Liquidation Rights

In the event CRH plc is being wound up, the liquidator may, with the sanction of a shareholders’ special resolution and any other sanction required by the Companies Act 2014, following the settlement of all claims of creditors, divide among the holders of the Ordinary Shares the whole or any part of the assets of CRH plc available for distribution (after the return of capital and payment of accrued dividends on the preference shares) in cash or in kind, in proportion to the paid-up par value of the shares held. The liquidator may, with a like sanction, vest such assets in trust as he thinks fit, but no shareholders will be compelled to accept any shares or other assets upon which there is any liability.

Issuance of New Shares and Pre-emptive Rights

Subject to the provisions of the Companies Act 2014 and the Articles, the issuance of new shares is at the discretion of the Board. The Board requires the authority of the shareholders, by way of ordinary resolution requiring not less than 50% of the votes cast by the shareholders at a general meeting, to allot any authorized but unissued Ordinary Share capital of CRH plc. At CRH plc’s 2024 Annual General Meeting on April 25, 2024 (the “2024 General Meeting”), Resolution 4 was approved by the shareholders authorizing the Board to issue Ordinary Shares up to an amount which represents 20% of CRH plc’s issued Ordinary Share capital as at February 15, 2024, being Ordinary Shares with an aggregate nominal value of €46,815,000. Any allotment exceeding 20% of the issued Ordinary Share capital as at February 15, 2024 will only be made with the prior approval of CRH plc in a general meeting. The authority granted under Resolution 4 expires at the close of business on the earlier of the date of the Annual General Meeting in 2025 or October 25, 2025.

Irish company law provides that issuances of equity shares for cash (and rights to subscribe for or to convert into equity shares for cash) must be offered, pro rata, to the existing shareholders of equity shares. The shareholders may, by special resolution (requiring not less than 75% of the votes cast by the shareholders at a general meeting), eliminate this requirement for periods of up to five years. At the 2024 General Meeting, Resolution 5 was approved by the shareholders to renew the shareholder authorities of the Directors to disapply statutory pre-emption rights in relation to allotments of Ordinary Shares for cash in certain circumstances.

Resolution 5 authorizes the Board to allot Ordinary Shares on a non-pre-emptive basis and for cash (otherwise than in connection with a rights issue or similar pre-emptive issue) up to a maximum of 20% of the issued Ordinary Share capital of CRH plc as at February 15, 2024 (being Ordinary Shares with an aggregate nominal value of €46,815,000). Resolution 5 also allows the Board to disapply pre-emption rights in a rights issue or other pre-emptive issue in accordance with the Articles. The authority granted under Resolution 5 expires at the close of business on the earlier of the date of the Annual General Meeting in 2025 or October 25, 2025.

Change of Control

There are no provisions in the Articles which would have an effect of delaying, deferring or preventing a change in the control of CRH plc.

Restrictions on Share Ownership and Payments to Holders

There are no restrictions under the Articles or under Irish law that limit the right of non-Irish residents or foreign owners to freely hold their Ordinary Shares or to vote their Ordinary Shares. There are no legislative or other legal provisions currently in force in Ireland or arising under our Articles that restrict the payment of dividends or distributions to holders of our Ordinary Shares not resident in Ireland, except for Irish laws and regulations that restrict the remittance of dividends, distributions and other payments in compliance with the sanctions laws of the Security Council of the United Nations, the European Union (and any of its members), the United Kingdom and the United States.

General Meeting

Shareholder meetings may be convened by majority vote of the Directors or requisitioned by shareholders holding not less than 5% of the voting rights of CRH plc. A quorum for a general meeting of CRH plc is constituted by two or more shareholders present in person and entitled to vote. The passing of resolutions at a meeting of CRH plc, other than special resolutions, requires a simple majority. A special resolution, in respect of which not less than 21 clear days’ notice in writing must be given, requires the affirmative vote of at least 75% of the votes cast.

Listing and Tax

CRH plc currently maintains a listing on the NYSE and a standard listing on the LSE for its ordinary shares, each listing represented by the ticker symbol “CRH.”

Material Irish and United States federal income tax considerations applicable to CRH plc’s Ordinary Shares will be described in any prospectus supplement relating to the offering of such securities.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any preferred stock, warrants, purchase contracts or units that may be offered pursuant to this prospectus.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. Certain holders of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that is covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling security holders may offer or sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods or through any other method permitted by applicable law.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we or a selling security holder use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase the securities apply, and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such debt securities. Specifically, any underwriters may overall or in connection with the offering create a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Dealers

If we or a selling security holder use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or a selling security holder will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or a selling security holder may also sell securities, directly or through agents that we or a selling security holder designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or a selling security holder will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we or a selling security holder indicate in the prospectus supplement, we or a selling security holder will authorize underwriters, dealers or agents to solicit offers by various institutional investors to purchase the securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate principal amount of the securities that they may sell. These include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions the Issuers may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that relate to:

•	the validity of the arrangements; or

•	the performance of the arrangements by the Issuers or the institutional investor.

Indemnification

Agreements that we enter into or will enter into with underwriters, dealers or agents may entitle them to be indemnified, in the case of the debt securities and guarantees, by an Issuer and by CRH plc against various civil liabilities. These may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other U.S. securities laws. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

Various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

Other Transactions

We or the selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us, the selling security holders or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us or the selling security holders in settlement of those derivatives to close out any related open borrowings of our ordinary shares. In addition, we or the selling security holders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Selling Security Holders

In addition to selling securities under this prospectus, a selling security holder may:

•	transfer its securities covered by this prospectus in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its securities covered by this prospectus under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

•	sell its securities covered by this prospectus by any other legally available means.

Expenses

The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

VALIDITY OF SECURITIES AND GUARANTEES

The validity of the debt securities issued by the Issuers and the guarantees, debt warrants, purchase contracts and units issued by CRH plc will be passed upon by Sullivan & Cromwell LLP, our U.S. counsel, as to certain matters of New York law. The validity of the ordinary shares and preference shares and as to certain matters of Irish law with respect to the securities and the guarantees will be passed upon by Arthur Cox LLP, our Irish counsel.

EXPERTS

The consolidated financial statements of CRH plc incorporated by reference in this prospectus, and the effectiveness of CRH plc’s internal control over financial reporting, have been audited by Deloitte Ireland LLP, an independent registered public accounting firm, as stated in their reports thereon. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

CRH AMERICA FINANCE, INC.

Fully and Unconditionally Guaranteed by

CRH PUBLIC LIMITED COMPANY

US$750,000,000 5.400% Guaranteed Notes due 2034

Prospectus Supplement

May 14, 2024

Joint Book-Running Managers

HSBC

J.P. Morgan

Santander

TD Securities

Wells Fargo Securities